Exhibit 4.16
Macau Special Administrative Region and Venetian Macau Limited signed the Concession Contract for the Operation of Casino Games of Chance in the Macao Special Administrative Region

---On December 16, 2022, at the Government Headquarters of Avenida Nam Van, Macau, in front of me, Ho Im Mei, a dedicated notary of the Financial Services Bureau, the following parties-------------------------------------------------------------------------------------------------------------
---Party A: Macao Special Administrative Region, represented by the following persons:-------
---Ho Iat Seng, Chief Executive, married;----------------------------------------------------------------
---The legal residence is the Government Headquarters of Avenida Nam Van, Macau--------------
---I verify his identity and powers in accordance with Article 45 of “the Basic Law” of the Macao Special Administrative Region.----------------------------------------------------------------------
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---Party B: Venetian Macau Limited ---------------------------------------------------------------------
---The legal entity is located at Estrada da Baía de Nossa Senhora da Esperança, The Venetian Macao, Executive Office-L2, Taipa, em Macau, registered in the Commercial and Moveable Assets Registry under n. 15702(SO), represented by------------------------------------------------------
---Wong Ying Wai, Chairman of the board, married;--------------------------------------------------
---with registered address at Estrada da Baía de Nossa Senhora da Esperança, s/n, The Venetian Macao Resort Hotel, Executive Office – L2, Taipa, em Macau------------------------------------------
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---I verify my qualifications and authority based on the business registration information of the above-mentioned registration office and file it.-------------------------------------------------------------
---I verify the identity of the representative of Party A because I know him;--------------------------
---The identity of the representative of Party B shall be verified by me by presenting the following Hong Kong permanent resident identity card:--------------------------------------------------
---The number is D011129 (6) issued by the Immigration Department of the Hong Kong Special Administrative Region on 18 February 2019.---------------------------------------------------------------
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---Statement of Party A:--------------------------------------------------------------------------------------
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---According to the Chief Executive's dispatch No. 136/2022 published in the first dimension and second supplement of the 30th issue of the "Macao Special Administrative Region Gazette" on July 28, 2022, the Public Tender for the operation of Casino Game of Chance in the Macau Special Administrative Region is carried out.---------------------------------------------------------------
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---According to the Chief Executive’s Instruction No. 205/2022 dated November 25, 2022, which was published in the first supplementary issue of the 47th issue of the “Macao Special Administrative Region Gazette” on November 26, 2022, regarding the above-mentioned Public tender, The Venetian Macau Limited was granted a provisional awarded.-----------------------------
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---According to the Chief Executive's Instruction No. 220/2022 published in the first supplement of the second group of the "Macao Special Administrative Region Gazette" No. 50 on December 16, 2022, one of the six Gaming Operations license for Public Tender was awarded to Venetian Macau Limited.--------------------------------------------------------------------------------------------------
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---Both parties, in the above capacity, declare that after negotiation between the two parties, they agree and accept the terms of this contract as follows:----------------------------------------------------
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---CHAPTER I-------------------------------------------------------------------------------------------------
---OBJECT, TYPE AND TERM OF THE CONCESSION-------------------------------------------
---Article 1-------------------------------------------------------------------------------------------------------
---Object of the concession-----------------------------------------------------------------------------------
---One. The object of the concession granted under this concession contract is the operation of casino games of chance in the Macao Special Administrative Region of the People's Republic of China, hereinafter designated as MSAR or by grantor.----------------------------------------------------
---Two. The concession does not include the operation of:-----------------------------------------------
---1) Mutual bets;-----------------------------------------------------------------------------------------------
---2) Operations offered to the public, without prejudice to what is provided in article 3.7 of Law 16/2001 (Legal framework for the operation of casino games of chance;------------------------------
---3) Interactive games;----------------------------------------------------------------------------------------
---4) Games of chance, bets or operations on board of ships or planes, without prejudice to what is provided in article 5.4.1and 5.5 of Law 16/2001.--------------------------------------------------------
---Article 2-------------------------------------------------------------------------------------------------------
---Purposes of the operation of casino games of chance-----------------------------------------------
--- In the operation of casino games of chance, the concessionaire undertakes to fulfill the following main purposes:--------------------------------------------------------------------------------------
---1) The exploitation and operation of casino games of chance are conducted under the premise of safeguarding national security and of the MSAR;------------------------------------------------------
---2) The promotion of appropriate economic diversification and sustainable development of the economy of the MSAR;----------------------------------------------------------------------------------------
---3) The exploitation and operation of casino games of chance is conducted in a fair and honest manner;-----------------------------------------------------------------------------------------------------------

---4) The operation of casino games of chance free from any criminal influence, ensuring that the exploitation and operation of casino games of chance is in line with the policies and mechanisms of the MSAR in relation to the combat of illicit cross-border capital flows and the prevention of money laundering and terrorism;-----------------------------------------------------------------------------
---5) That the scale and operation of casino games of chance, as well as the practice of gaming activities, are subject to legal restrictions;-------------------------------------------------------------------
---6) That the persons involved in the supervision, exploitation, management and operation of casino games of chance are suitable to carry out such duties;---------------------------
---7) That the interests of the MSAR in what concerns the receipt of taxes and other fees resulting from casino operations are duly protected.-------------------------------------------------------
---Article 3-------------------------------------------------------------------------------------------------------
---Governing law and court of competent jurisdiction-------------------------------------------------
---One. The present contract is governed exclusively by the laws of the MSAR.---------------------
---Two. The concessionaire renounces to litigate in any other jurisdiction out of the MSAR as it recognizes and submits to the exclusive jurisdiction of the courts of the MSAR to decide over any potential disputes or conflicts of interests.-------------------------------------------------------------
---Article 4-------------------------------------------------------------------------------------------------------
---Compliance with the legislation of the MSAR--------------------------------------------------------
---The concessionaire undertakes to comply with the applicable laws of the MSAR, renouncing to invoke legislation from outside of the MSAR, namely to exempt itself from complying with obligations or conducts to which it is bound or that are imposed on it.---------------------------------
---Article 5-------------------------------------------------------------------------------------------------------
---Participation in the operation of games of chance in other jurisdictions-----------------------
---One. The intention to operate casino games of chance in other countries or regions, by the concessionaire, requires prior authorization from the Chief Executive, after being heard the Specialized Commission for the Games of Fortune or Chance Sector.----------------------------------
---Two. For the purpose of the preceding paragraph, the concessionaire shall, as the case may be, submit and provide to the Government of the MSAR (hereinafter designated as Government) or endeavor to obtain to submit or provide to the Government any documents, information or data that might be requested for the purpose, except as to those considered by law as confidential.-----
---Article 6-------------------------------------------------------------------------------------------------------
---Concession regime------------------------------------------------------------------------------------------
---The concessions regime comprises the legal framework, which encompasses Law 7/2022 (Amendment to Law 16/2001 - Legal framework for the operation of casino games of chance), Law 16/2001, Administrative Regulation 26/2001 (Regulates the public tender for the granting of concessions for the operation of casino games of chance, the concession contract and the requirements of suitability and financial capacity of the bidders and of the concessionaires), and other applicable legal provisions, as well as this concession contract.----------------------------------
---Article 7-------------------------------------------------------------------------------------------------------
---Operation of the concession------------------------------------------------------------------------------
---The concessionaire undertakes to operate the concession in accordance with the applicable legal provisions and in the terms and conditions set forth in this concession contract.---------------
---Article 8-------------------------------------------------------------------------------------------------------
---Term of the concession------------------------------------------------------------------------------------
---One. The term of the concession granted by this concession contract is of 10 years, starting on the 1st of January of 2023 and ending on the 31st of December of 2032.------------------------------
---Two. The provision of the preceding clause does not affect the application of the articles of this concession contract that subsist beyond the end of the term of the concession.------------------
---CHAPTER II------------------------------------------------------------------------------------------------
---LOCATIONS FOR OPERATING CASINO GAMES OF CHANCE---------------------------
---Article 9-------------------------------------------------------------------------------------------------------
---Locations for operating the concession-----------------------------------------------------------------
---One. The operation of casino games of chance by the concessionaire outside the casinos referred to in Article10 requires prior authorization from the Chief Executive------------------------
---Two. For the purposes of the provision of the preceding paragraph, the concessionaire undertakes to submit the request under the terms of article 5-A of Law 16/2001, indicating the areas of logistic services specific for the operation of casinos.-------------------------------------------
---Three. The casinos must be located on properties owned by the concessionaire, without prejudice of what is provided in article 37.5.4 of Law 16/2001.-----------------------------------------
---Article 10-----------------------------------------------------------------------------------------------------
---Locations authorized for the operation of games of chance---------------------------------------
---The concessionaire is authorized to operate the following casinos:-----------------------------------
---1) “Casino Sands”;-------------------------------------------------------------------------------------------
---2) “Casino Venetian”;---------------------------------------------------------------------------------------
---3) “Casino The Plaza Macau”;-----------------------------------------------------------------------------
---4) “Casino The Londoner Macao”;------------------------------------------------------------------------
---5) “Casino Parisian Macao”.-------------------------------------------------------------------------------
---Article 11-----------------------------------------------------------------------------------------------------
---Types of games to be operated---------------------------------------------------------------------------
---One. The concessionaire is authorized to operate the types of casino games of chance referred to in Article 6.2 of Law 7/2022, as well as all types of casino games of chance authorized by the Secretary for Economy and Finance, foreseen in Article 3.4 of Law 16/20201.-----------------------

---Two. The concessionaire undertakes to submit, annually, during the month of December, to the Gaming Inspection and Coordination Bureau, hereinafter referred to as DICJ, a list setting forth the number of gaming tables and of gaming machines, that it intends to operate during the following year, together with the respective location.-----------------------------------------------------
---Three. The number of gaming tables and gaming machines to be operated by the concessionaire may be modified by prior communication to the DICJ.---------------------------------
---Four. The concessionaire undertakes to maintain and operate in its casinos a minimum variety of games, following the instructions of the DICJ.----------------------------------------------------------
---Article 12-----------------------------------------------------------------------------------------------------
---Continuous operation of casinos-------------------------------------------------------------------------
---One. The concessionaire undertakes to open its casinos during 24 hours, without interruption, every day of the year.-------------------------------------------------------------------------------------------
---Two. Only in exceptional cases and at the request of the Chief Executive or with his authorization, may the concessionaire suspend the operation of a casino or adjust the schedule of operation of casinos, being the moment for resuming the operation of that casino determined by the Chief Executive.--------------------------------------------------------------------------------------------
---Three. The request for exceptional authorization provided for in the preceding clause must be submitted by the concessionaire to the DICJ at least ten days in advance and the notice of suspension of the casinos operations must be affixed at the entrance of the casinos.-----------------
---Four. The authorization referred to in clause 2 may be exempted, in urgent cases, namely arising from a serious accident, catastrophe or natural disaster, that seriously threaten the safety of persons lives, being mandatory the agreement of the DICJ regarding the suspension and resumption of operation of the casino.-----------------------------------------------------------------------
---Five. The concessionaire undertakes to establish, in cooperation with the DICJ, a special contact mechanism for emergency situations that operates during 24 hours, facilitating the maintenance of the contact with the latter and the other concessionaires.------------------------------
---Article 13-----------------------------------------------------------------------------------------------------
---Electronic surveillance and monitoring equipment and equipment related to its operation--------------------------------------------------------------------------------------------------------
---One. The concessionaire undertakes to install, in the casinos, electronic surveillance and monitoring equipment and equipment related to their operation of high international quality, approved by the DICJ. For such purpose, the concessionaire must submit a written application to the DICJ, identifying the equipment it intends to install, attaching the relevant technical specifications. Nevertheless, the DICJ may, at any time, request that models or samples of such equipment are presented.---------------------------------------------------------------------------------------

--Two. The concessionaire also undertakes to install electronic surveillance and monitoring equipment, approved by the DICJ, in other areas adjacent to the casinos or places of access or connection to the casinos, when requested by the DICJ.--------------------------------------------------
---Three. The concessionaire undertakes to promote the installation of new electronic surveillance and monitoring equipment, approved by the DICJ, whenever such is reasonably requested by the DICJ, namely to maintain the high international quality mentioned in paragraph 1.-------------------------------------------------------------------------------------------------------------------
---Four. The concessionaire undertakes to report to the competent public authorities, in the shortest time possible, any acts or facts that constitute crime, contravention or administrative infraction it is aware of, as well as any other illegal acts or facts that it deems as serious.-----------
---CHAPTER III-----------------------------------------------------------------------------------------------
---CONCESSIONARY COMPANY-----------------------------------------------------------------------
---Article 14-----------------------------------------------------------------------------------------------------
---Business object, registered address and type of company------------------------------------------
---One. The business object of the concessionaire must include the operation of casino games of chance.------------------------------------------------------------------------------------------------------------
---Two. The intention to add, during the term of the concession, other correlated activities in the business object of the concessionaire requires prior approval from the Secretary for Economy and Finance.-----------------------------------------------------------------------------------------------------
---Three. The concessionaire undertakes to maintain its registered office in the MSAR and the type of company limited by shares.---------------------------------------------------------------------------
---Article 15-----------------------------------------------------------------------------------------------------
---Share capital and shares----------------------------------------------------------------------------------
---One. The share capital of the concessionaire cannot not be less than MOP 5,000,000,000.00 (five billion patacas), and its net worth cannot be less than such amount during the term of the concession.-------------------------------------------------------------------------------------------------------
---Two. The chief executive may determine the increase of the share capital of the concessionaire whenever subsequent circumstances so justify.-------------------------------------------------------------
---Three. The form of participation in the total share capital of the concessionaire must be nominative.-------------------------------------------------------------------------------------------------------
---Four. The increase of the share capital of the concessionaire by public offer requires Government’s authorization.---------------------------------------------------------------------------------
---Five. The issuance of preferential shares by the concessionaire requires Government’s authorization.----------------------------------------------------------------------------------------------------

---Six. Without prejudice to the preceding clause, the creation or issuance of types or series of shares representing the share capital of the concessionaire, as well as the transfer of such shares, require Government’s authorization.-------------------------------------------------------------------------
---Seven. The concessionaire undertakes to endeavor in order that the entire share capital of the shareholders of the concessionaire that are legal persons, and the share capital of such legal persons’ shareholders that are legal persons, and so on up to the ultimate holders of shares, whether these are natural or legal persons, shall be exclusively represented by nominative shares, save in respect of the legal persons that are admitted to listing on a stock exchange market with regards to the shares traded therein.--------------------------------------------------------------------------
---Article 16-----------------------------------------------------------------------------------------------------
---Transfer and encumbrance of shares-------------------------------------------------------------------
---One. Any transfer inter vivos or encumbrance, by any way, of or over the ownership or other right over shares representing the share capital of the concessionaire as well as any act involving the granting of voting rights or other shareholders' rights to persons other than the respective holder, are subject to the Secretary for Economy and Finance’s authorization.------------------------
---Two. In the case referred to in the preceding paragraph, the concessionaire is, under any circumstances, obligated to refuse the registration and to not recognize as shareholder any entity that acquires or holds shares representing its share capital in violation of the provisions contained in this concession contract or in the law and not to perform any act by which, implicitly or expressly, it recognizes any effect to the transfer inter vivos or encumbrance mentioned in the preceding paragraph.-------------------------------------------------------------------------------------------
---Three. Any transfer mortis causa of the ownership or other right over shares representing the share capital of the concessionaire must be communicated to the DICJ within fifteen days following the acknowledgement of such fact, together with the respective supporting documents; the concessionaire undertakes, at the same time, to endeavor in order that such transfer is registered in its book of registration of shares.--------------------------------------------------------------
---Four. After the authorization referred to in paragraph One is obtained, the holder of the ownership or other right over shares representing the share capital of the concessionaire, upon transferring or encumbering them or upon executing an act involving the granting of voting rights or other shareholders' rights to others, shall promptly communicate such fact to the concessionaire, which undertakes to communicate it to the DICJ, within thirty days following the registration in the concessionaire’s book of registration of shares or equivalent formality, submitting a copy of the documents that formalized such legal transaction and providing detailed information about any terms and conditions that were established.--------------------------------------
---Five. The concessionaire undertakes to endeavor in order to subject to the authorization of the Secretary for Economy and Finance the transfer inter vivos, by any way, of the ownership or other right over shares of the holders of shareholdings representing the share capital of the shareholders of the concessionaire, whether those holders are natural or legal persons, and of the share capital of such holders that are legal persons, whether those holders are natural or legal persons, and so on up to the ultimate holders of shareholdings, whether natural or legal persons, when such shareholdings correspond, directly or indirectly, to an amount equal to or greater than 5% of the concessionaire's share capital, save in respect of the legal persons that are admitted to listing on a stock exchange market with regards to the shares traded therein.--------------------------
---Six. The transfer mortis causa of ownership or other right over shareholdings of the holders of shareholdings equal to or greater than 5% of the shareholdings representing the share capital of the concessionaire's shareholders, whether those holders are natural or legal persons, and of the share capital of holders of shareholdings equal to or greater than 5% of shareholdings held in those that are legal persons, whether those holders are natural or legal persons, and so on up to the ultimate holders of shareholdings, whether these are natural or legal persons, must be communicated by the concessionaire to the DICJ, in the shortest deadline possible after becoming aware of it.-------------------------------------------------------------------------------------------
---Seven. The concessionaire also undertakes to communicate to the DICJ,as soon as it becomes aware of it, the encumbrance, by any way, of shareholdings representing the share capital of its shareholders and of shareholdings held by holders of shareholdings in those shareholders, and so on up to the shareholdings of the ultimate holders when the same shareholdings indirectly correspond to a value equal to or greater than 5% of the concessionaire's share capital, save in respect of the shareholdings representing the share capital of legal persons that are admitted to listing on a stock exchange market with regards to the shares traded therein.--------------------------
---Eight. The preceding paragraph shall also apply to any acts that involve the granting of voting rights or other shareholders' rights to persons other than the respective holder, save in respect of the legal persons that are admitted to listing on a stock exchange market with regards to the shares traded therein.-------------------------------------------------------------------------------------------
---Nine. The provision of paragraph Four is applicable to the transfer, by any way, of the ownership or any other right over shareholdings referred to in paragraph Five, with the proper adaptations.------------------------------------------------------------------------------------------------------
---Article 17-----------------------------------------------------------------------------------------------------
---Notification and authorization---------------------------------------------------------------------------
---One. The following are considered decisions over major financial initiatives, referred to in Article 22.1.12 of Law 16/2001:------------------------------------------------------------------------------
---1) The financial decisions related to internal transfer of funds of the concessionaire which exceed 50% of the share capital;------------------------------------------------------------------------------

---2) The financial decisions related to salaries, remunerations or benefits of the employees, among others, which exceed 10% of the share capital;----------------------------------------------------
---3) The financial decisions that do not fall into the two preceding paragraphs which exceed 10% of the share capital.---------------------------------------------------------------------------------------
---Two. The concessionaire undertakes to communicate to the Chief Executive the decisions over major financial initiatives five working days in advance, prior to such decisions being made, save for acceptable just case.----------------------------------------------------------------------------------------
---Three. The transfer of property rights and creditor's rights of the concessionaire that exceed MOP 100,000,000.00 (one hundred million patacas) require authorization from the Secretary for Economy and Finance.-----------------------------------------------------------------------------------------
---Four. Loan or similar agreements, executed by the concessionaire, in the capacity of borrower, in an amount equal or greater than MOP 100,000,000.00 (one hundred million patacas), require authorization from the Secretary for Economy and Finance.---------------------------------------------
---Article 18-----------------------------------------------------------------------------------------------------
---Issue of debt securities [bonds]--------------------------------------------------------------------------
---The issuance of debt securities by the concessionaire requires authorization from the Chief Executive.--------------------------------------------------------------------------------------------------------
---Article 19-----------------------------------------------------------------------------------------------------
---Admission to listing on a stock exchange market----------------------------------------------------
---One. The concessionaire or a company of which the concessionaire is dominant shareholder cannot be admitted to listing on a stock exchange market.------------------------------------------------
---Two. In case the shareholders that, directly or indirectly, hold 5% or more of the concessionaire’s share capital are listed on a stock exchange market, the concessionaire must communicate such fact to the DICJ within 15 days from the date it becomes aware of it, submitting the related listing information and documents.------------------------------------------------
---Three. The concessionaire also undertakes to endeavor in order that the legal persons referred to in the preceding paragraph do not apply or proceed to be admitted to listing on a stock exchange market without prior communication to the Government.------------------------------------
---Article 20-----------------------------------------------------------------------------------------------------
---Structure of the shareholding and share capital-----------------------------------------------------
---One. The concessionaire undertakes to submit to the Government, in December of each year, a document containing its shareholding structure, the structure of the share capital of the legal persons, maxime companies, holders of 5% or more of the share capital of the concessionaire, as well as the structure of the share capital of legal persons that hold 5% or more of their share capital, and so on up to the natural or legal persons that are ultimate shareholders, save in respect of the legal persons that are admitted to listing on a stock exchange market with regards to the shares traded therein, or to deliver a statement attesting that such structures have not undergone any change.------------------------------------------------------------------------------------------------------
---Two. The concessionaire also undertakes to endeavor in order to obtain and deliver to the Government, together with the update or declaration referred to in the preceding clause, a declaration signed by each of its shareholders and the persons referred to in the preceding clause, duly authenticated, under which terms they attest that they are the holders of the declared amount of shareholdings and that they are nominative, accompanied by a copy of the titles incorporating the respective shareholdings.----------------------------------------------------------------------------------
---Article 21-----------------------------------------------------------------------------------------------------
---Prohibition of accumulation of posts in corporate bodies------------------------------------------
---One. It is prohibited the accumulation, by any person, of posts in the following corporate bodies or the accumulation of posts in more than one corporate body of any of the below mentioned companies, with the exception of general meetings of shareholders:----------------------
---1) Corporate bodies of the concessionaires;--------------------------------------------------------------
---2) Corporate bodies of the gaming promoters;-----------------------------------------------------------
---3) Corporate bodies of the managing companies.-------------------------------------------------------
---Two. The concessionaire undertakes to communicate to the DICJ, in the shortest possible time, the appointment of any person to exercise functions in the board of directors, in the fiscal council or in other corporate body of the concessionaire.-----------------------------------------------------------
---Three. The Government undertakes to inform the concessionaire of the fact that a person appointed to exercise functions in a latter's corporate body is a member of the corporate body of other concessionaires, of gaming promoters or of managing companies, that operate in the MSAR.------------------------------------------------------------------------------------------------------------
---Four. Acts or resolutions in which intervene members of the corporate bodies in violation of the provision of paragraph One may be annulled.----------------------------------------------------------
---Five. The DICJ shall request the concessionaires to remove members that violate the provision of paragraph One from the post in corporate bodies, within the deadline set for such purpose.-----
---Article 22-----------------------------------------------------------------------------------------------------
---Managing-director-----------------------------------------------------------------------------------------
---One. The board of directors of the concessionaire undertakes to delegate the management of the concessionaire to a managing-director.------------------------------------------------------------------
---Two. The managing-director mentioned in the preceding paragraph must be a permanent resident of the MSAR and hold at least 15% of the concessionaire's share capital.-------------------
---Three. The delegation of the management of the concessionaire, including the appointment of the managing-director, the scope of his/her powers, the term of the appointment, as well as any amendment to the same, namely involving the temporary or definitive replacement of the managing-director, is subject to authorization from the Chief Executive, under penalty of nullity. For such purpose, the concessionaire shall submit to the DICJ a draft of the resolution of its board of directors that contains the proposal for delegation of the management of the concessionaire, including the identification of the managing-director, the scope of his/her powers, the term of the appointment, references regarding to his/her replacement in cases of impediment, as well as any resolution related with the temporary or definitive replacement of the managing-director. ---------------------------------------------------------------------------------------------
---Four. In case the Government does not approve one or some of the terms of the designation referred in the preceding paragraph, the concessionaire undertakes to submit to the Government, within fifteen days starting from the notification of non-acceptance, a new draft resolution and, in case the person indicated is not accepted, a specimen of Annex II to the Administrative Regulation 26/2001 dully filled in by the new indicated managing-director.--------------------------
---Five. The concessionaire undertakes not to grant any mandates or powers of attorney conferring, based on a stable relationship, powers within the competence of the board of directors to enter into businesses relating to the exercise of the enterprise on behalf of the concessionaire, with the exception of powers for the practice of routine matters, namely with public services or departments, save for Government authorization.------------------------------------
---Article 23-----------------------------------------------------------------------------------------------------
---Articles of association and shareholders agreements-----------------------------------------------
---One. Any amendment to the articles of association of the concessionaire requires approval from the DICJ, under penalty of nullity.---------------------------------------------------------------------
---Two. The draft of amendment to the articles of association of the concessionaire shall be submitted, for approval, to the DICJ at least 30 days prior to the date of the shareholders' general meeting in which such amendment shall be considered. --------------------------------------------------
---Three. The concessionaire undertakes to submit to the DICJ a certified true copy of the document that titles any amendment to its articles of association, within 30 days following its execution.--------------------------------------------------------------------------------------------------------
---Four. The concessionaire undertakes to inform the DICJ regarding any shareholders agreement that it is aware of. For such purpose, without prejudice of other actions that it may or should do, the concessionaire undertakes to inquire with its shareholders, on the existence of shareholders agreements, namely with regards to the exercise of voting rights or other shareholders' rights, in the fifteen days prior to any shareholders' general meeting or during a shareholders' general meeting in case the same is not preceded of convening notice, and to inform the DICJ of the results of such actions.-------------------------------------------------------------
---Five. The DICJ undertakes to notify the concessionaire, within 60 days, whether it approves the amendments to its articles of association, as well as its shareholders agreements.----------------

---Article 24-----------------------------------------------------------------------------------------------------
---Obligation to provide information----------------------------------------------------------------------
---One. Without prejudice of the other obligations to provide information established in the concession regime set forth in clause six, the concessionaire undertakes to:---------------------------
---1) Inform the DICJ, in the shortest possible time, of any circumstances that may affect its normal operation, such as those related with its net worth or solvency, the existence of any court case against the concessionaire or any of its directors, shareholders holding 5% or more of its share capital and key employees, any act or fact practiced in its casinos and other gaming areas, that constitutes a crime, contravention or administrative infraction of which it is aware;-------------------------------------------------------------------------------------------------------------
---2) Inform the DICJ, in the shortest possible time, of any event that may harm, prevent or turn excessively onerous or excessively difficult the punctual and complete fulfillment of any of the obligations arising from this concession contract or that may constitute cause of rescission [TN: unilateral termination] of the concession, under the terms set forth in chapter XIX;-----------------
---3) Inform the DICJ, in the shortest possible time, of any of the following facts or occurrences:------------------------------------------------------------------------------------------------------
---(1) Fixed or contingent, periodic or extraordinary remuneration of its directors, financiers and key employees, whether received as wages, remuneration, salaries, fees or other, as well as any mechanisms of participation on the profits of the concessionaire by the aforesaid entities;----------
---(2) Benefits existing or to be established, including forms of profit sharing;-----------------------
---(3) Management and service provision contracts existing or proposed by the concessionaire.--------------------------------------------------------------------------------------------------
---4) Submit to the DICJ, in the shortest possible time, certified true copies of:-----------------------
---(1) The contracts or other instruments titling or describing any remuneration referred to in paragraph (1) of the precedent clause;-----------------------------------------------------------------------
---(2) The contracts or other instruments titling or describing any benefits or forms of profit sharing, existing or to be created;-----------------------------------------------------------------------------
---(3) The management and service provision contracts existing or proposed by the concessionaire.--------------------------------------------------------------------------------------------------
---5) Inform the DICJ, in the shortest possible time, of any imminent or foreseeable serious alteration in its economic and financial situation, as well as in the economic and financial situation:----------------------------------------------------------------------------------------------------------
---(1) Of its dominant shareholders;--------------------------------------------------------------------------
---(2) Of its closely associated entities, namely those that have undertaken the commitment or provided guarantee of the financing of the investments and obligations that the concessionaire is contractually bound to carry out or assume;-----------------------------------------------------------------

---(3) Of the shareholders holding 5% or more of the concessionaire's share capital that, under the terms of subparagraph 2) of paragraph 1 of article 18 of the Administrative Regulation 26/2001, have undertaken the commitment or provided guarantee of financing of the investments and obligations that the concessionaire is contractually bound to carry out or assume;--------------
---6) Inform, the DICJ, in the shortest possible time, when the average annual turnover with a third party has reached MOP 500,000,000.00 (five hundred million patacas) or above;-------------
---7) Submit to the DICJ, in January of each year, a document setting forth all bank accounts of the concessionaire and their balances;-----------------------------------------------------------------------
---8) Submit, in the shortest possible time, the supplemental or additional information requested by the DICJ;-----------------------------------------------------------------------------------------------------
---9) Submit to the DICJ and to Financial Services Bureau (hereinafter designated as FSB), in the shortest possible time, the elements and information that those entities require for the full performance of their duties.-----------------------------------------------------------------------------------
---Two. The DICJ may determine that the obligations set forth in subparagraphs 3) and 4) of the preceding paragraph be performed yearly. ------------------------------------------------------------------
---CHAPTER IV-----------------------------------------------------------------------------------------------
---MANAGEMENT COMPANY---------------------------------------------------------------------------
---Article 25-----------------------------------------------------------------------------------------------------
---Applicable regime------------------------------------------------------------------------------------------
---One. The concessionaire undertakes to submit the contracting of a management company to the authorization of the Chief Executive and submit the draft of the management contract for his approval.----------------------------------------------------------------------------------------------------------
---Two. Under any circumstances, the concessionaire can only pay to the management company the remuneration related to the management and cannot, in any way, share with it casino revenues or pay to it commissions.---------------------------------------------------------------------------
---Three. Law 16/2001 and other applicable legislation are also applicable to the management company----------------------------------------------------------------------------------------------------------
---CHAPTER V------------------------------------------------------------------------------------------------
---SUITABILITY ---------------------------------------------------------------------------------------------
---Article 26-----------------------------------------------------------------------------------------------------
---Suitability of the concessionaire-------------------------------------------------------------------------
---One. The concessionaire undertakes to remain suitable during the term of the concession, in accordance with the law.---------------------------------------------------------------------------------------
---Two. For the purposes of the preceding paragraph, the concessionaire is subject to a continuous and permanent monitorization and supervision from the Government, in accordance with the law.-----------------------------------------------------------------------------------------------------

---Three. The concessionaire undertakes to support the costs of verifying its suitability within the deadline set by the DICJ; for such purpose, the DICJ shall issue a document containing such costs, which shall be considered enough evidence of them.----------------------------------------------
---Article 27 ----------------------------------------------------------------------------------------------------
---Suitability of the shareholders, directors and key employees of the concessionaire and of management companies--------------------------------------------------------------------------------------
---One. Shareholders of the concessionaire holding 5% or more of its share capital, its directors and its key employees must remain suitable during the term of the concession, in accordance with the law.-----------------------------------------------------------------------------------------------------
---Two. For the purposes of the preceding paragraph, the shareholders of the concessionaire holding 5% or more of its share capital, its directors and its key employees are subject to a continuous and permanent monitorization and supervision from the Government, in accordance with the law.-----------------------------------------------------------------------------------------------------
---Three. The concessionaire undertakes to endeavor in order that shareholders holding 5% or more of its share capital, its directors and its key employees remain suitable during the term of the concession, being fully aware that their suitability reflects on its own suitability.----------------
---Four. The concessionaire undertakes to require from the shareholders holding 5% or more of its share capital, its directors and its key employees the communication to the DICJ, in the shortest possible time after they become aware of it, of any and all facts that may be relevant to the suitability of the concessionaire or to theirs.------------------------------------------------------------
---Five. For the purposes of the preceding paragraph, the concessionaire undertakes to inquire, every six months, with the shareholders holding 5% or more of its share capital, its directors and its key employees, on whether they are aware of any facts that may be relevant to the suitability of the concessionaire or to theirs, without prejudice of the concessionaire, becoming aware of any relevant fact, having the obligation to communicate it to the DICJ in the shortest possible time.---------------------------------------------------------------------------------------------------------------
---Six. The concessionaire undertakes to communicate to the DICJ, in the shortest possible time after it becomes aware of them, any and all facts that may be relevant to the suitability of the shareholders holding 5% or more of its share capital, of its directors and of its key employees.-------------------------------------------------------------------------------------------------------
---Seven. The concessionaire undertakes to endeavor in order that the management companies with whom it contracts, as well as shareholders holding 5% or more of such management companies’ share capital, their directors and key employees, remain suitable during the term of the concession, being fully aware that their suitability reflects on the suitability of the concessionaire.--------------------------------------------------------------------------------------------------

---Eight. The provision of paragraph Three of the preceding clause is applicable to the procedures of verification of suitability of the shareholders holding 5% or more of the share capital of the concessionaire and of the management companies, as well as of the directors and of the key employees of the concessionaire and of the management companies.-------------------------
---Article 28-----------------------------------------------------------------------------------------------------
---Special duty of cooperation-------------------------------------------------------------------------------
---Without prejudice of the general duty of cooperation foreseen in Article seventy, the concessionaire undertakes to provide promptly to the Government any document, information or data that the Government deems necessary to verify whether the concessionaire remains suitable.-----------------------------------------------------------------------------------------------------------
---Article 29-----------------------------------------------------------------------------------------------------
---Special duty of communication--------------------------------------------------------------------------
---The concessionaire undertakes to communicate to the DICJ, within fifteen days after the date it becomes aware of them, the following situations concerning any of its directors or any of the shareholders that, directly or indirectly, hold 5% or more of its share capital:-------------------------
---1) The participation in the licensing or concession procedures for the operation of casino games of chance or other casino games in other countries or regions, the operation of casino games of chance or other casino games in other countries or regions, or the termination of such operation;---------------------------------------------------------------------------------------------------------
---2) The investigation carried out by the regulatory agency of another country or region, for purposes of punishing, suspending or influencing, by any way, the operation of casinos games or other casino games that has been authorized, or of obtaining license or concession for such gaming activities.-----------------------------------------------------------------------------------------------
---CHAPTER VI-----------------------------------------------------------------------------------------------
---FINANCIAL CAPACITY AND FINANCING-------------------------------------------------------
---Article 30-----------------------------------------------------------------------------------------------------
---Financial capacity of the concessionaire---------------------------------------------------------------
---One. The concessionaire undertakes to maintain financial capacity to operate the concession, as well as to punctually and fully fulfill the obligations related to any aspect of its activity, of the investments and obligations to which it has bound itself contractually or that it has undertaken pursuant to the terms of this concession contract, in particular of the Investment Plan attached to this concession contract.---------------------------------------------------------------------------------------
---Two. For the purposes of the preceding paragraph, the concessionaire and the shareholders holding 5% or more of its share capital are subject to a continuous and permanent monitorization and supervision by the Government, in accordance with the law.---------------------------------------

---Three. The concessionaire undertakes to support the costs of verifying the procedures of verification of its financial capacity and the financial capacity of the shareholders holding 5% or more of its share capital within the deadline set by the DICJ; for such purpose, the DICJ shall issue a document containing such costs, which shall be considered enough evidence of them.-----
---Article 31-----------------------------------------------------------------------------------------------------
---Loans and similar contracts------------------------------------------------------------------------------
---One. The concessionaire undertakes to communication to the Government any granted loan or similar contract entered into with a third party with a value exceeding MOP 60,000,000.00 (sixty million patacas); in case the said value exceeds MOP 100,000,000.00 (one hundred million patacas), authorization from the Secretary for Economy and Finance is required.--------------------
---Two. The concessionaire undertakes not to grant any loan or enter into similar contract with its directors, shareholders or key employees, unless authorized by the Secretary for Economy and Finance.-----------------------------------------------------------------------------------------------------------
---Three. The concessionaire undertakes not to enter into any legal transactions with any entity pursuant to which the latter may acquire powers of management or to intervene in the management of the concessionaire, namely through "step in rights".-----------------------------------
---Article 32-----------------------------------------------------------------------------------------------------
---Undertaking of risks---------------------------------------------------------------------------------------
---One. The concessionaire expressly undertakes all the obligations and the full and exclusive responsibility for all risks inherent to the concession with respect to its financial capacity and its financing, without prejudice to the provision of Article 42.----------------------------------------------
---Two. The grantor [MSAR] is not subject to any obligation, nor does it assume any responsibility or risk, with respect to the financing of the concessionaire.-----------------------------
---Article 33-----------------------------------------------------------------------------------------------------
---Obtaining financing----------------------------------------------------------------------------------------
---One. The concessionaire undertakes to obtain the financing necessary for the punctual and complete fulfillment of the obligations related to any aspect of its activity, of the investments and obligations that it has contractually undertaken to carry out or that it has assumed under the terms of this concession contract, in particular of the Investment Plan attached to this concession contract.----------------------------------------------------------------------------------------------------------
---Two. Any exceptions or means of defense resulting from the contractual relationships established by the concessionaire with third parties, including financing entities and shareholders of the concessionaire, in order to obtain the financing referred to in the preceding clause cannot be used against the grantor [MSAR].-------------------------------------------------------------------------
---Article 34-----------------------------------------------------------------------------------------------------
---Legal Reserves-----------------------------------------------------------------------------------------------

---The Concessionaire undertakes to maintain the reserves required by law.--------------------------
---Article 35-----------------------------------------------------------------------------------------------------
---Special duty of cooperation-------------------------------------------------------------------------------
---One. Without prejudice of the general duty of cooperation foreseen in Article seventy, the concessionaire undertakes to provide promptly to the Government any document, information or data that the latter deems necessary to verify whether the financial capacity of the concessionaire is maintained.----------------------------------------------------------------------------------------------------
---Two. The concessionaire undertakes to inform the Government, in the shortest possible time, of any loans, mortgages, declarations of debt, guarantees or any other obligation contracted or to be contracted to finance any aspect of its activity, with a value equal to or greater than MOP 16,000,000.00 (sixteen million patacas).--------------------------------------------------------------------
---Three. The concessionaire undertakes to send to the Government, in the shortest possible time, certified true copies of documents relating to any loans, mortgages, mortgages, declarations of debt, guarantees or any other obligation contracted or to be contracted to finance any aspect of its activity. ----------------------------------------------------------------------------------------------------------
---Four. The concessionaire undertakes to endeavor in order to obtain and send to the Government a declaration signed by each of its dominant shareholders, including the ultimate dominant shareholder, pursuant to which the same agree to be subject to this special obligation of cooperation and undertake to submit any document and provide any information, data, authorization or evidence that may be requested from them for the purpose.--------------------------
---CHAPTER VII----------------------------------------------------------------------------------------------
---INVESTMENT PLAN-------------------------------------------------------------------------------------
---Article 36-----------------------------------------------------------------------------------------------------
---Investment Plan---------------------------------------------------------------------------------------------
---One. The concessionaire undertakes to execute [carry out, implement] the Investment Plan attached to this concession contract, as well as the investment projects included in the award proposal submitted by the concessionaire in the capacity of bidder to the public tender for the granting of concessions for the operation of casino games of chance, under the terms contained in the said Plan and award proposal. -------------------------------------------------------------------------
---Two. The Concessionaire undertakes, namely:----------------------------------------------------------
---1) To use qualified manpower in all projects;------------------------------------------------------------
---2) To give preference, when contracting enterprises and workers for the execution of the projects referred to in the Investment Plan attached to this concession contract, to those who carry out permanent activities or that are residents of the MSAR;---------------------------------------
---3) To respect, in the preparation of work plans for the projects mentioned in the Investment Plan attached to this concession contract, the technical rules and regulations in force in the

MSAR, as well as the specifications and homologation documents issued by official departments and the instructions from manufacturers or entities holding patents;------------------------------------
---4) To submit the work projects referenced in the Investment Plan attached to this concession contract, for approval by the Land and Urban Construction Bureau, hereinafter referred to as DSSCU, with a works program, in addition to the other documents required by the legislation in force;--------------------------------------------------------------------------------------------------------------
---5) To execute the works in perfect conformity with the approved projects, in accordance with the legal provisions and regulations in force and in accordance with internationally recognized standards in works and supplies of the same type, as well as in accordance with the rules of art;--
---6) To use, in the execution of the projects referred to in the Investment Plan attached to this concession contract, materials, systems and equipment certified and approved by recognized entities and in accordance with international standards, generally recognized as having high international quality;--------------------------------------------------------------------------------------------
---7) To maintain the quality of all the projects set forth in the Investment Plan attached to this concession contract, in accordance with high international quality standards;-------------------------
---8) To ensure that the commercial enterprises [establishments] included in its facilities have high international quality standards;-------------------------------------------------------------------------
---9) To maintain a modern, efficient and high-quality management, according to high international quality standards;--------------------------------------------------------------------------------
---10) To inform the Government, in the shortest possible time, of any and all situations that change or may change in a relevant manner, whether in the phase of construction of the facilities of the concessionaire or in the phase of operation of any aspect of its activity, the normal development of the works, as well as the verification of structural or other anomalies in its facilities, through a detailed and substantiated report of such situations, possibly including the contribution of entities external to the concessionaire and of recognized competence and reputation, with indication of the measures taken or to be implemented to overcome those situations.---------------------------------------------------------------------------------------------------------
---Three. The concessionaire is liable towards the grantor [MSAR] and towards third parties for any damages resulting from serious deficiencies, errors or omissions, in the conception and dimensioning of the projects, in the execution of the construction works and of other projects, as well as in the maintenance of the constructions and in the operation of the projects underlying the Investment Plan attached to this concession agreement, which are attributable to it.-----------------
---Four. The Government undertakes to enable the concessionaire to execute, directly or indirectly, in accordance with the law, the projects set forth in the Investment Plan attached to this concession contract.---------------------------------------------------------------------------------------
---Article 37-----------------------------------------------------------------------------------------------------

---Alterations to projects included in the Investment Plan--------------------------------------------
---One. In the execution of the Investment Plan attached to this concession contract, the Government may request any documents or impose alterations regarding the execution of the projects inscribed therein to ensure compliance with the technical rules and regulations in force and the level of quality standards required.-----------------------------------------------------------------
---Two. The Government cannot impose any alterations to the aforementioned projects that imply an increase in the overall amount referred to in Article 41.-----------------------------------------------
---Article 38-----------------------------------------------------------------------------------------------------
---Execution and supervision of the Investment Plan--------------------------------------------------
---One. The concessionaire undertakes to submit to the Government, until September 30 of each year, the proposal for the execution of specific projects referenced in the Investment Plan attached to this concession contract that it intends to execute in the following year, containing, at least, the content of the specific investment project that it intends to carry out in the following year, the amount of the investment and the period of its execution, for the purposes of approval by the Government.---------------------------------------------------------------------------------------------
---Two. The Government, within sixty days following the end of the deadline referred to in the preceding paragraph, shall decide on the approval of the said proposal and, for such purpose, the content of the specific investment project, the amount of the investment and the period of execution may be adjusted, in accordance with the socio-economic development needs and by agreement between the Government and the concessionaire.---------------------------------------------
---Three. In the event of force majeure or other special circumstances that are provenly not attributable to it, the concessionaire may request the Government the alteration of the content of the approved proposal for execution of specific projects and, for this purpose, the concessionaire must submit a detailed report about the respective situation, together with all supporting documents.-------------------------------------------------------------------------------------------------------
---Four. In the event of force majeure or special circumstances that are provenly not attributable to it, the concessionaire may request the Government to suspend in part or in full the execution of the items contained in the proposal for execution of specific projects referenced in the Investment Plan attached to this concession contract and, for this purpose, the concessionaire must submit a detailed report on the respective situation, together with all supporting documents.
---Five. The concessionaire undertakes to submit to the Government, until March 31 of each year, a report on the execution, in the previous year, of the Investment Plan attached to this concession contract and of the approved proposal for execution of specific projects, which must include, at least, the status on the execution of the investment projects, the amount invested, the deadline and the results of its execution, as well as to present other complementary information as requested by the Government.-----------------------------------------------------------------------------

---Six. In the event that the Investment Plan attached to this concession contract and the specific projects contained in the approved proposal the execution of specific projects are not authorized, because they are not in compliance with the applicable laws and the urban planning or other public interest, the concessionaire also undertakes to allocate the funds, initially intended for the referred investment projects, in projects related to its activity, indicated by the concessionaire and accepted by the Government.----------------------------------------------------------------------------
---Seven. For purposes of supervision of the execution of the Investment Plan by the concessionaire, the latter undertakes to cooperate with the Government, submitting, when requested, the necessary documents, information or evidence.-------------------------------------------
---Article 39-----------------------------------------------------------------------------------------------------
---Inspection of works-----------------------------------------------------------------------------------------
---One. The Government, in particular through the DSSCU, supervises and inspects the execution of the construction works, namely the compliance with the work plan and the quality of the materials, systems and equipment, pursuant to the applicable laws and the contents of the Investment Plan attached to this concession contract.-----------------------------------------------------
---Two. The concessionaire undertakes to submit, every 2 months, for the purposes of the preceding clause, detailed written reports on the progress of the execution of the Investment Plan attached to this concession contract, by means having for reference the provisions of article 38 of the Administrative Regulation 38/2022 (Regulation on the legal framework for urban construction). The mentioned reports should include at least:--------------------------------------------
---1) Works reports indicated in article 38 of Administrative Regulation 38/2022;-------------------
---2) The progression of the works in relation to the works program;-----------------------------------
---3) The main measures taken to ensure compliance with the works program------------------------
---Three. The concessionaire undertakes to submit extraordinary, written and detailed reports, whenever justified, namely when the normal progress of the works related to the execution of the works projects referenced in the Investment Plan annexed to the present concession contract is compromised.-------------------------------------------------------------------------------------------------------Four. The concessionaire undertakes to deliver, at the request of the Government, within the deadline set for it, any documents, namely written and drawn pieces, relating to the works projects referenced in the Investment Plan attached to this concession contract.----------------------
---Five. The concessionaire also undertakes to provide, in complement of the documents referred to in the preceding paragraph, all the clarifications and information requested from it.--------------
---Six. When the Government has doubts as to the quality of the works, it may make mandatory to carry out of any tests, in addition to those foreseen by the concessionaire, consulting the latter, if necessary, with regards to the decision rules to be adopted.--------------------------------------------

---Seven. The expenses for conducting the above tests and repairing deficiencies found during such tests shall be borne by the concessionaire.------------------------------------------------------------
---Eight. Orders, notices and notifications relating to technical aspects of the execution of the work may be addressed by the Government, namely through the DSSCU, directly to the technician responsible for managing the work.-------------------------------------------------------------
---Nine. The technician responsible for managing the work must diligently monitor the works and be present at the work site whenever called upon to do so.------------------------------------------
---Ten. The Government, namely through the DSSCU, may suspend and embargo, under the legal terms, the execution of the works whenever there is non-compliance with approved projects or violation of applicable legal, regulatory or contractual rules or provisions.-------------------------
---Eleven. The powers to supervise the performance of the obligations arising from this contract shall not result in any responsibility of the grantor [MSAR] for the execution of the construction works, being of the exclusive responsibility of the concessionaire all imperfections or defects in the planning, execution or operation of the said construction works, save for such imperfections or defects that result from determination of the grantor [MSAR].---------------------------------------
---Article 40-----------------------------------------------------------------------------------------------------
---Contracting and subcontracting-------------------------------------------------------------------------
---The execution of the Investment Plan that involves contracting and subcontracting third parties does not exempt the concessionaire from the legal or contractual obligations to which it is bound.-------------------------------------------------------------------------------------------------------------
---Article 41-----------------------------------------------------------------------------------------------------
---Allocation of the remaining amount of the investments contained in the Investment Plan---------------------------------------------------------------------------------------------------------------
---If, after completion of the execution of the Investment Plan attached to this concession contract, the total amount of expenses incurred by the concessionaire, directly or, with the authorization of the Government, indirectly, is lower than the global amount and the amount committed upon activation of the mechanism for increase of investment contained, in the award proposal submitted by the concessionaire in the capacity of bidder to the public tender for the granting of concessions for the operation of casino games of chance, the concessionaire undertakes to spend the remaining amount in projects related to its activity, to be indicated by the concessionaire and accepted by the Government, or in projects of relevant public interest for the MSAR, to be indicated by the Government.----------------------------------------------------------------
---Article 42-----------------------------------------------------------------------------------------------------
---Insurances----------------------------------------------------------------------------------------------------
---One. The concessionaire undertakes to take out and keep up-to-date insurance contracts necessary to guarantee an effective and full coverage of the risks inherent to the development of activities included in the concession and such insurances must be carried out with insurers authorized to operate in the MSAR or, with the authorization of the Government, with insurers from outside the MSAR when such proves to be unfeasible or too onerous for the concessionaire.
---Two. The concessionaire must, namely, ensure that the following insurance contracts exist and are maintained in force:----------------------------------------------------------------------------------------
---1) Work-related accidents and professional illnesses insurance for its workers;--------------------
---2) Civil liability insurance for vehicles owned by the concessionaire;-------------------------------
---3) Civil liability insurance for ships, aircraft or other aerial devices owned by the concessionaire or when it uses them under financial leasing;---------------------------------------------
---4) Civil liability insurance for posting advertising material;-------------------------------------------
---5) General civil liability insurance related with the operation of casino games of chance in the MSAR, as well as the development of other activities included in the concession and that are not covered by any other insurance contract;--------------------------------------------------------------------
---6) Insurance against damage to buildings, furniture, equipment and other assets allocated to activities included in the concession;-------------------------------------------------------------------------
---7) Construction insurance (all risks, including civil liability) relating to the carrying out of any works on or in buildings relating to the activities included in the concession.-------------------------
---Three. The coverage of the insurance referred to in paragraph 6) of the precedent clause shall be multi-risks, including, at least, the following:-----------------------------------------------------------
---1) Fire, lightning or explosion (of any nature);----------------------------------------------------------
---2) Burst of pipes, leakage or spillage of tanks, boilers, pipes, cisterns, sinks or water-conveying equipment;------------------------------------------------------------------------------------------
---3) Floods, typhoons, tropical storms, volcanic eruptions, earthquakes or other natural disasters;
---4) Crash or impact of airplanes or other flying devices or objects fallen or thrown from them;
---5) Impact of vehicles;----------------------------------------------------------------------------------------
---6) Theft or robbery;------------------------------------------------------------------------------------------
---7) Strikes, attacks, riots, public order alterations or any other facts of identical nature.-----------
---Four. The insurance amount or minimum limit for the insurances referred to in clause 2 above, shall be as follows:----------------------------------------------------------------------------------------------
---1) In accordance with the legislation in force for the insurances referred to in paragraphs 1) to 4);-----------------------------------------------------------------------------------------------------------------
---2) Of an amount to be determined by the Government for the insurance referred to in paragraph 5), considering, among other parameters, the turnover of the activities included in the concession and the incident rate of the previous year;-----------------------------------------------------
---3) Equal to the net value of the referred assets for the insurance referred to in paragraph 6), being the net value considered as the gross value deducted of accumulative depreciation; and-----

---4) The amount of the construction work for the insurance referred to in paragraph 7).------------
---Five. The concessionaire also undertakes to ensure that the entities with which it contracts have work-related accidents and professional diseases insurances in force.----------------------------
---Six. The concessionaire must provide proof, before the Government, of the existence and full effectiveness of the insurance contracts, sending a copy of the same, upon their execution or whenever they are renewed.-----------------------------------------------------------------------------------
---Seven. The concessionaire undertakes not to start any constructions or works without first sending the Government the copies referred to in the preceding clause.--------------------------------
---Eight. Save when authorized by the Government, the concessionaire cannot proceed with the cancellation, suspension, modification or replacement of any insurance contracts, except when a mere change of insurance entity is carried out, in which case the concessionaire must inform the Government, of such fact in the shortest possible time.---------------------------------------------------
---Nine. The Government may proceed, at the concessionaire's expense, by resorting to the bond for fulfillment of the legal or contractual obligations of the concessionaire, to the direct payment of the insurances premiums when the concessionaire has not done so.---------------------------------
---CHAPTER VIII---------------------------------------------------------------------------------------------
---ASSETS-------------------------------------------------------------------------------------------------------
---Article 43-----------------------------------------------------------------------------------------------------
---Assets of the MSAR----------------------------------------------------------------------------------------
---One. The concessionaire undertakes to ensure the preservation or replacement, in accordance with the DICJ's instructions, of the assets of the MSAR that have been or will be assigned to the operation of the concession through the temporary transfer of their enjoyment, fruition and use.--
---Two. The concessionaire undertakes to ensure the preservation of land, soil or natural resources for which the Government is responsible pursuant to the terms of article 7 of the Basic Law of the MSAR, which have been or will be assigned to the operation of the concession, either by lease or by concession.-------------------------------------------------------------------------------------
---Article 44-----------------------------------------------------------------------------------------------------
---Other assets--------------------------------------------------------------------------------------------------
---One. The casinos must be located on properties owned by the concessionaire, except for the situations foreseen in article 5 of Law 7/2022, article 37.5.4 of Law 16 /2001.------------------------
---Two. The concessionaire undertakes not to encumber the casinos and the gaming equipment and utensils, unless authorized by the Government.-------------------------------------------------------
---Three. Despite the authorization referred to in the preceding clause, the concessionaire undertakes that the casinos, as well as the gaming equipment and utensils, even if located outside the casinos, are free of any encumbrances or charges at the time of the rescission or extinction of the concession.--------------------------------------------------------------------------------------------------

---Four. When the opening of new casinos is authorized, the concessionaire undertakes to locate those casinos in buildings or groups of buildings, even if they constitute an economic and functional unit, constituted under horizontal property regime, so that they are integrated into one or more autonomous units, whose areas must be perfectly identified and delimited.-----------------
---Five. For purposes of the preceding clause, the concessionaire undertakes to deliver to the Government, in the shortest possible time, a property registry certificate relating to the constitution of the horizontal property, which contains the descriptive memory of all its autonomous units, accompanied by a plan where the respective areas are defined and delimited.--
---Six. The concessionaire is obligated to proceed with the registration of any change to the constitutive title of the horizontal property and must send to the Government, through the FSB, in the shortest possible time, the respective property registry certificate.-------------------------------
---Seven. The concessionaire undertakes also to submit to the Government’s approval the rules of the condominium regarding the horizontal property.------------------------------------------------------
---Article 45-----------------------------------------------------------------------------------------------------
---Reversion of the casinos and gaming equipment and utensils-------------------------------------
---One. Upon the rescission or extinction of the concession, the casinos, as well as the gaming equipment and utensils, even if located outside of those, revert free of charge and automatically and free of any encumbrances or charges to the MSAR, save for the casinos, gaming equipment and utensils whose enjoyment, fruition and use have been temporarily transferred to the concessionaire under the terms of Article 49.---------------------------------------------------------------
---Two. The concessionaire undertakes to deliver the assets referred to in the preceding clause in a perfect state of conservation and operation, without prejudice of their normal wear and tear due to their use for the purposes of this concession contract. -------------------------------------------------
---Three. For purposes of registration, in the reversion of the assets and rights referred to in clause 1, the record executed by public deed serves as a transfer title, even if the concession of the land plot where the casinos are located is provisional.------------------------------------------------
---Four. In case the concessionaire does not deliver the assets referred in clause 1, the Government shall immediately enter into the administrative possession over them, being the relevant expenses paid from the bond for fulfillment of legal or contractual obligations of the concessionaire.--------------------------------------------------------------------------------------------------
---Five. For the purposes of clause 1, the DICJ shall proceed to an inspection of the assets referred to in Article 43 and 44, in which representatives of the concessionaire may participate, in order to verify the state of conservation and maintenance of those assets, being a record of survey written up.-----------------------------------------------------------------------------------------------
---Six. In the event of dissolution or liquidation of the concessionaire, the respective assets cannot be shared without the Government attesting, through the mandatory inventory mentioned in the following clause, that the assets subject to reversion are in perfect condition and operation, or without being ensured, by means of any guarantee accepted by the Government, the payment of any sums due to the grantor [MSAR], as compensation or at any other title.-----------------------
---Seven. The provision of clause 2 does not affect the normal renovation of the gaming equipment and utensils.----------------------------------------------------------------------------------------
---Article 46-----------------------------------------------------------------------------------------------------
---Inventory of the assets assigned to the concession---------------------------------------------------
---One. The concessionaire undertakes to prepare, in triplicate, and keep up to date an inventory of all the assets and rights belonging to the MSAR and assigned to the concession, as well as of all the assets that revert to the MSAR, promoting for this purpose, until May 31 of each year, the updating of the maps corresponding to the verified changes and their submission to the DICJ and the FSB.----------------------------------------------------------------------------------------------------------
---Two. In the final year of the term of the concession, the inventory referred above will be mandatorily prepared ninety days prior to the end of its term.-------------------------------------------
---Three. In cases of rescission of the concession, the inventory referred to in clause 1 is prepared on a date and time to be determined by the Government.-------------------------------------------------
---Article 47-----------------------------------------------------------------------------------------------------
---Improvements-----------------------------------------------------------------------------------------------
---The improvements that, by any way, are made to the assets referred to in Article 43, as well as to assets subject to reversion to the MSAR, do not entitle the concessionaire to any compensation or indemnity and do not need to be removed----------------------------------------------------------------
---Article 48-----------------------------------------------------------------------------------------------------
---Concession of lands to be used by the concessionaire-----------------------------------------------
---One. The regime of the concession of lands to be used by the concessionaire, namely for the operation of the concession, is stipulated in the relevant land concession contract.-------------------
---Two. The land concession contract to be entered into between the Government and the concessionaire is subject to the provisions of this concession contract, in the applicable part.------
---Article 49-----------------------------------------------------------------------------------------------------
---Assets necessary for the operation of the concession------------------------------------------------
---One. The Parties comply with the provisions of articles 37 to 39 of Law 16/2001 and the Government of the MSAR, by means of a delivery record, temporarily transfers to the concessionaire the following casinos that shall revert in favor of the MSAR in December 31, 2022, as well as the enjoyment, fruition and use of gaming equipment and utensils, included in the inventory attached to the delivery record, for purposes of operating the activity of casino games of chance, which concession is granted to the concessionaire pursuant to this contract:-----
---1) “Casino Sands”;-------------------------------------------------------------------------------------------

---2) “Casino Venetian”;---------------------------------------------------------------------------------------
---3) “Casino The Plaza Macau”;-----------------------------------------------------------------------------
---4) “Casino The Londoner Macao”;------------------------------------------------------------------------
---5) “Casino Parisian Macao”.-------------------------------------------------------------------------------
---Two. The temporary transfer of the enjoyment, fruition and use to the concessionaire mentioned above, expires when the rescission or extinction of the concession to operate casino games of chance of the concessionaire occurs, being the latter obligated to revert to the MSAR, free of charge and free from any encumbrances or charges, the casinos, as well as the gaming equipment and utensils, contained in the inventory, approved by the DICJ.---------------------------
---Three. The provision of the preceding clause does not affect the possibility of the Government requiring the concessionaire to demolish, within the established deadline, the conservation works and the improvements referred to in the preceding clause, or to restore the original situation in the casinos, being all expenses arising therefrom borne by the concessionaire. -----------------------
---Four. In case the concessionaire does not comply with the stipulations of the preceding clause, the Government proceeds, in its place, with the execution, being all expenses arising from the demolition and respective acts borne by the concessionaire, which does not have the right to any compensation or indemnity, from the Government, for the demolished conservation works and improvements.---------------------------------------------------------------------------------------------------
---Five. The concessionaire may alter the purpose of the functional areas of the casinos referred to in clause 1, according to the specific needs, provided that the Government’s authorization for the purpose has been previously obtained.------------------------------------------------------------------
---Six. The concessionaire undertakes to remunerate for the enjoyment, fruition and use of the casinos, gaming equipment and utensils referred to in clause 1, in accordance with the amount agreed between the Parties under the terms of article 39 of Law 16/2001.-----------------------------
---Seven. The concessionaire may proportionally recover the consideration paid, when the rescission or extinction of the concession for the operation of casino games of chance occurs before the end of the corresponding calendar year.--------------------------------------------------------
---Eight. The concessionaire assumes all civil or other liability arising from the temporary enjoyment fruition and use of the casinos, gaming equipment and utensils referred to in clause 1 and the grantor [MSAR] does not assume any responsibility.--------------------------------------------
---Nine. The concessionaire may, without need for Government authorization, carry out maintenance, repair and improvement of casinos, gaming equipment and utensils referred to in clause 1, being the respective costs borne by the concessionaire itself, without the right to any compensation by the Government.---------------------------------------------------------------------------

---Ten. When the gaming equipment and utensils referred to in clause 1 are useless or unfit for use, they are put out of use or destroyed by the concessionaire, upon authorization by the DICJ, without the right to any compensation from the Government.--------------------------------------------
---CHAPTER IX-----------------------------------------------------------------------------------------------
---PREMIUM---------------------------------------------------------------------------------------------------
---Article 50-----------------------------------------------------------------------------------------------------
---Premium------------------------------------------------------------------------------------------------------
---One. The concessionaire undertakes to pay to the MSAR an annual premium during the term of the concession, as consideration for the granting of a concession for the operation of casino games of chance.------------------------------------------------------------------------------------------------
---Two. The amount of the annual premium payable by the concessionaire comprises a fixed part and a variable part.----------------------------------------------------------------------------------------------
---Three. The amount relating to the fixed part of the annual premium to be paid by the concessionaire is, under the terms of the Chief Executive Dispatch no. 215/2001, of MOP 30,000,000.00 (thirty million patacas) per year.------------------------------------------------------------
---Four. The amount relating to the variable part of the annual premium to be paid by the concessionaire will be calculated according to the number of gaming tables and gaming machines operated by the concessionaire.-------------------------------------------------------------------
---Five. For the purposes of the provision of the preceding clause:--------------------------------------
---1) For each gaming table reserved for certain games and players, namely operated in a special gaming room or area, the concessionaire undertakes to pay, per year, MOP 300,000.00 (three hundred thousand patacas);------------------------------------------------------------------------------------
---2) For each gaming table not reserved for certain games and players, the concessionaire undertakes to pay, per year, MOP 150,000.00 (one hundred and fifty thousand patacas);-----------
---3) For each gaming machine operated by the concessionaire, the concessionaire undertakes to pay, per year, MOP 1,000.00 (one thousand patacas).-----------------------------------------------------
---Six. Regardless of the number of gaming tables that the concessionaire operates at any given moment, the amount relating to the variable part of the annual premium cannot be less than the amount that would result from operating 500 (five hundred) gaming tables and 1000 (one thousand) gaming machines.----------------------------------------------------------------------------------
---Seven. The concessionaire undertakes to pay the amount relating to the fixed part of the annual premium until the tenth day of January of the year in question, being the Government able to determine that payment be made in monthly installments.------------------------------------------------
---Eight. The Concessionaire undertakes to pay the amount relating to the variable part of the annual premium monthly, until the tenth day of the month immediately following the relevant month, regarding the gaming tables and the gaming machines operated in the previous month.----

---Nine. For the purposes of calculating the amount relating to the variable part of the annual premium referred to in the preceding clause, the number of days that, in the month in question, each gaming table and each gaming machine has been operated by the concessionaire is taken into account.-----------------------------------------------------------------------------------------------------
---Ten. The payment of the premium shall be made by submission of the relevant payment slip to the FSB.----------------------------------------------------------------------------------------------------------
---Eleven. In the case foreseen in Article 20.4 of Law 16/2011, the concessionaire undertakes to pay the special premium under the terms of clause 4 to 8 of the same article, being applied, with the necessary adaptations, the provisions of clause 7 and of the preceding clause.--------------------
---CHAPTER X------------------------------------------------------------------------------------------------
---CONTRIBUTIONS UNDER ARTICLE 22.1.2 AND 22.1.3 OF LAW 16/2001---------------
---Article 51-----------------------------------------------------------------------------------------------------
---Contribution under Article 22.1.2 of Law 16/2001--------------------------------------------------
---One. The concessionaire undertakes to pay, under the legal terms, to the grantor [MSAR] the contribution provided for in Article 22.1.2 of Law 16/2001.---------------------------------------------
---Two. The contribution referred to in the preceding clause is paid monthly by the concessionaire until the tenth day of the month immediately following the relevant month, by delivering the respective payment slip to the FSB.---------------------------------------------------------
---Three. The contribution referred to in clause 1 shall have its own budget record made by the grantor [MSAR].------------------------------------------------------------------------------------------------
---Article 52-----------------------------------------------------------------------------------------------------
---Contribution under Article 22.1.3 of Law 16/2001--------------------------------------------------
---One. The concessionaire undertakes to pay under the legal terms to the grantor [MSAR] the contribution provided for in Article 22.1.3 of Law 16/2001.---------------------------------------------
---Two. The contribution referred to in the preceding clause is paid monthly by the concessionaire until the tenth day of the month immediately following the relevant month, by delivering the respective payment slip to the FSB.---------------------------------------------------------
---Three. The contribution referred to in clause 1 shall have its own budget record made by the grantor [MSAR].------------------------------------------------------------------------------------------------
---Four. The Government may designate one or more projects or entities as beneficiaries of the allocation of part of the amounts paid.-----------------------------------------------------------------------
---Five. The Government and the concessionaire may agree in one or more projects or entities for allocation of amounts, being the maximum limit of the total of such allocation defined as being half of the amount calculated under number and being the concessionaire able to allocate them directly, in which case the amount of contribution to be delivered to the FSB referred to in the clause 1 shall be reduced accordingly.----------------------------------------------------------------------

---CHAPTER XI-----------------------------------------------------------------------------------------------
---TAX OBLIGATIONS AND PROVISION OF DOCUMENTS-----------------------------------
---Article 53-----------------------------------------------------------------------------------------------------
---Special gaming tax------------------------------------------------------------------------------------------
---One. The concessionaire undertakes to pay to the MSAR the special gaming tax stipulated by law, which shall be paid monthly to the Government, until the tenth day of the month immediately following the relevant month.-----------------------------------------------------------------
---Two. Special gaming tax may be paid in patacas or in a currency accepted by the Government.
---Three. The payment of the special gaming tax in patacas is made directly to the FSB.------------
---Four. The payment of the special gaming tax in a currency accepted by the Government is made by delivery of such currency to the Macau Monetary Authority, that will then make the correspondent amount in patacas available to the FSB.---------------------------------------------------
---Article 54-----------------------------------------------------------------------------------------------------
---Withholding of taxes---------------------------------------------------------------------------------------
---One. The concessionaire undertakes to withhold, on a definitive basis, the tax stipulated by law on commissions paid to gaming promoters, delivering the respective amounts monthly, until the tenth day of the month immediately following the relevant month, to the FSB.-------------------
---Two. The concessionaire undertakes to withhold, on a definitive basis, the professional tax stipulated by law in respect of its employees, delivering the respective amounts to the FSB, in accordance with the law.---------------------------------------------------------------------------------------
---Article 55-----------------------------------------------------------------------------------------------------
---Payment of other payable taxes, contributions, levies or charges--------------------------------
---The concessionaire undertakes to pay other taxes, contributions, levies or charges due in accordance with the provisions of the MSAR legislation and which it is not exempt from paying.
---Article 56-----------------------------------------------------------------------------------------------------
---Document proving non-existence of debts to the MSAR-------------------------------------------
---One. The concessionaire undertakes to deliver to the DICJ annually, until March 31, a certificate referring to the previous fiscal year issued by the FSB, proving that the concessionaire is not indebted to the MSAR for contributions and taxes, fines or accruals, including compensatory and arrears interest and the 3% of debts.---------------------------------------------------
---Two. The Concessionaire also undertakes to deliver to the DICJ annually, until March 31, a document with the tax status, referring to the previous fiscal year, of its managing-director, of the holders of its corporate bodies, key employees and of shareholders holding 5% or more of its share capital.-----------------------------------------------------------------------------------------------------
---Article 57-----------------------------------------------------------------------------------------------------
---Document proving the contributory situation with the Social Security of the MSAR-------

---The concessionaire undertakes to deliver to the DICJ annually, until March 31, a document issued by the Social Security Fund, proving that the concessionaire's contributory situation with the Social Security of the MSAR is regularized.-----------------------------------------------------------
---Article 58-----------------------------------------------------------------------------------------------------
---Provision of information----------------------------------------------------------------------------------
---One. The concessionaire undertakes to send to the Government, quarterly, until the last day of the month following the end of the respective quarter, its balance sheet for the previous quarter, except for the one relating to the last quarter of each year, which is sent until the last day of the month of February of the following year.-------------------------------------------------------------------
---Two. The Concessionaire also undertakes to send to the Government, until 30 days before the date of the annual shareholder’s general meeting for approval of accounts, the following elements:---------------------------------------------------------------------------------------------
---1) The set of accounting and statistical maps referring to the previous fiscal year;----------------
---2) The full names, in all their possible versions, of the persons who, during the respective fiscal year, made part of the board of directors and supervisory board, of the appointed attorneys, as well as of the responsible for the accounting department;---------------------------------------------
---3) An exemplar of the report and accounts of the board of directors, together with the opinions of the supervisory board and external accountants qualified to practice the profession.--------------
---Article 59-----------------------------------------------------------------------------------------------------
---Accounting and internal control-------------------------------------------------------------------------
---One. The concessionaire undertakes to have its own accounts, good administrative organization and adequate internal control procedures and to comply, regarding such matters, with the instructions issued by the Government, namely through the DICJ or the FSB.--------------
---Two. In the organization and presentation of the accounts, the concessionaire undertakes to adopt only the criteria of the Financial Reporting Rules in force in the MSAR, without prejudice to the Chief Executive, upon proposal of the director of the DICJ or of the director of the FSB, being able to turn mandatory the existence of certain books, documents or other accounting elements, as well as to determine the criteria to be adopted by the concessionaire in the bookkeeping of its operations and the observance of special norms in its storage or presentation.
---Article 60-----------------------------------------------------------------------------------------------------
---External audit of the annual accounts------------------------------------------------------------------
---The concessionaire undertakes to carry out annually an audit to its accounts, by an independent external entity of recognized international reputation, previously accepted by the DICJ and the FSB, providing it in advance with all the necessary documentation, namely that referred to in article 34 of Law 16/2001.--------------------------------------------------------------------
---Article 61-----------------------------------------------------------------------------------------------------

---External audits----------------------------------------------------------------------------------------------
---The concessionaire undertakes, at any moment, with or without prior notice, to subject itself to the external audits, made by an independent external entity of recognized international reputation, or by another entity, when the DICJ or the FSB deem it necessary.-----------------------
---Article 62-----------------------------------------------------------------------------------------------------
---Compulsory publications---------------------------------------------------------------------------------
---One. The concessionaire undertakes to publish annually, until April 30, in relation to the previous fiscal year ended on December 31, in the MSAR Official Gazette and in two of the most read newspapers in the MSAR, compulsorily one in Chinese and one in Portuguese, the following elements:---------------------------------------------------------------------------------------------
---1) Balance sheet, profit and loss account and annex; ---------------------------------------------------
---2) Summary of the business report;-----------------------------------------------------------------------
---3) Opinion of the supervisory board;----------------------------------------------------------------------
---4) Summary of the opinion of the external accountants qualified to practice the profession;-----
---5) List of the qualified shareholders, holding 5% or more of the share capital of the concessionaire, given any period of the year, with indication of the respective percentage;---------
---6) Names of holders of posts in its corporate bodies.---------------------------------------------------
---Two. The concessionaire undertakes to send to the Government a copy of all the elements referred to in the preceding clause, and of other elements intended for publication required by the concession legal framework referred to in paragraph 6, at least 10 days in advance of the date of publication.-------------------------------------------------------------------------------------------------------
---Article 63-----------------------------------------------------------------------------------------------------
---Special duty of cooperation-------------------------------------------------------------------------------
---Without prejudice to the general duty of cooperation foreseen in clause seventy, the concessionaire undertakes to cooperate with the Government, namely with the DICJ and with the FSB, regarding the provision of elements and information that are requested from the concessionaire and the analysis or examination of its accounting, the carrying out of extraordinary audits and, in general, regarding the duties imposed by the concession regime referred to in Article 6.-----------------------------------------------------------------------------------------
---CHAPTER XII----------------------------------------------------------------------------------------------
---GUARANTEES---------------------------------------------------------------------------------------------
---Article 64-----------------------------------------------------------------------------------------------------
---Bond as guarantee for the fulfillment of the legal or contractual obligations of the concessionaire-----------------------------------------------------------------------------------------------------One. The bond to guarantee the fulfillment of the legal and contractual obligations of the concessionaire may be provided by any of the forms allowed by law, provided that it is accepted by the Government.---------------------------------------------------------------------------------------------
---Two. The concessionaire undertakes to maintain, in favor of the Government, the autonomous bank guarantee, at first demand, issued by a credit institution authorized to operate in the MSAR, intended to guarantee:------------------------------------------------------------------------------------------
---1) The exact and punctual performance of the legal or contractual obligations to which the concessionaire is bound;---------------------------------------------------------------------------------------
---2) The exact and punctual payment of the premium to which the concessionaire is bound towards the MSAR foreseen in Article 50;------------------------------------------------------------------
---3) The payment of fines or other pecuniary penalties that may be applied to the concessionaire by virtue of a legal provision or a clause contained in this concession contract;-----------------------
---4) The payment of any compensation arising from contractual liability for emerging damages and loss of profits resulting from total or partial non-compliance with the obligations to which the concessionaire binds itself in this concession contract;-----------------------------------------------
---5) Exact and punctual performance of the labor obligations to which the concessionaire is bound.-------------------------------------------------------------------------------------------------------------
---Three. The amount of the autonomous bank guarantee referred to in the precedent clause is of MOP 1,000,000,000.00 (one billion patacas) since January 1, 2023 until 180 days after the end of the term of this concession contract or the rescission of the concession.--------------------------------
---Four. The concessionaire undertakes to carry out all the actions and fulfill all the obligations that are necessary for the maintenance of the autonomous bank guarantee referred to in clause 2.
---Five. The Government may resort to the autonomous bank guarantee referred to in clause 2, regardless of a prior court decision, whenever the concessionaire does not comply with any of the legal or contractual obligations to which it is bound, does not proceed with the exact and punctual payment of premiums that it has undertaken to pay, does not pay or dispute within the legal period the fines or other pecuniary penalties that have been applied to it by virtue of a legal provision or a clause contained in this concession contract; the Government may also resort to the autonomous bank guarantee referred to in clause 2 when there is a payment of any compensation arising from contractual liability for emerging damages and loss of profits resulting from total or partial non-compliance with the obligations to which the concessionaire binds itself in this concession contract, or when the concessionaire does not perform, as established, the labor obligations to which it is bound.----------------------------------------------------
---Six. Whenever the Government resorts to the autonomous bank guarantee referred to in clause 2, the concessionaire undertakes to carry out, within the deadline of fifteen days starting from the date on which it is notified of the resort thereto, all the necessary actions to reinstate the full amount of the guarantee.---------------------------------------------------------------------------------------

---Seven. The autonomous bank guarantee referred to in clause 2 can only be canceled with authorization from the Government.-------------------------------------------------------------------------
---Eight. The Government may authorize the alteration to the terms or conditions referred to in clause 3 to 6, as well as authorize the replacement of the autonomous bank guarantee referred to in clause 2 by another form legally foreseen for the provision of the bond to guarantee the fulfillment of the legal or contractual obligations of the concessionaire.-------------------------------
---Nine. The costs arising from with the issuance, maintenance and discharge of the bond to guarantee the fulfillment of the legal and contractual obligations of the concessionaire are entirely borne by the concessionaire.-------------------------------------------------------------------------
---Ten. The autonomous bank guarantee referred to in clause 2 includes the guarantees foreseen in article 20.3 and in article 22.1.6 of Law 16/2001 and in article 84.1 and 84.2 of the Administrative Regulation 26/2001.-------------------------------------------------------------------------
---Article 65-----------------------------------------------------------------------------------------------------
---Specific bank guarantee to guarantee the payment of the special gaming tax-----------------
---One. The concessionaire undertakes to submit, when required by the Government under clause 5, article 27 of Law 16/2001, if there is justified concern that the concessionaire will not pay the expected monthly amounts of the special gaming tax, within the deadline and with the terms, conditions and amount to be fixed by the Government, an autonomous bank guarantee, at first demand, provided in favor of the Government and intended to guarantee the payment of the above mentioned amounts.------------------------------------------------------------------------------------
---Two. The terms and conditions of the autonomous bank guarantee referred to in the preceding clause cannot be altered without Government authorization, being the concessionaire obligated to fulfill all obligations that arise or may arise from the maintenance of the same guarantee in force, in the exact terms in which it was provided.----------------------------------------------------------------
---Three. The Government may resort to the autonomous bank guarantee referred to in clause 1, regardless of a prior court decision, whenever the concessionaire does not pay the special gaming tax owed to the grantor [MSAR] under the terms of the law and of this concession contract.-------
---Four. Whenever the Government resorts to the autonomous bank guarantee referred to in clause 1, the concessionaire undertakes to carry out, within the deadline of 15 days starting from the date on which it is notified of the resort thereto, all the necessary actions to reinstate the full amount of such guarantee.-------------------------------------------------------------------------------------
---Five. The autonomous bank guarantee referred to in clause 1 can only be cancelled, with the authorization of the Government, after 180 days have lapsed after the end of the term of the concession contract or the rescission of the concession.---------------------------------------------------
---Six. The costs incurred in connection with the issuance, maintenance and cancellation of the autonomous bank guarantee referred in clause 1 shall be borne by the concessionaire.--------------

---Article 66-----------------------------------------------------------------------------------------------------
---Guarantee to be provided by a dominant shareholder or shareholders of the concessionaire--------------------------------------------------------------------------------------------------
---One. The Government may demand that the dominant shareholder of the concessionaire provides a guarantee regarding the fulfillment of the commitments and obligations undertaken by the concessionaire; if the concessionaire does not have a dominant shareholder, the Secretary for Economy and Finance may require that the aforementioned guarantee be provided by shareholders holding 5% or more of the share capital of the concessionaire.--------------------------
---Two. The provision of the guarantee referred to in the preceding clause may be required, namely, when there is justified concern that the concessionaire will not be able to fulfill the legal and contractual obligations to which it is bound.-----------------------------------------------------------
---Three. The guarantee referred to in clause 1 can be provided by deposit in cash, by bank guarantee, by insurance-bond or by any of the forms foreseen in article 619 of the Civil Code, within the deadline and with the terms, conditions and amount to be specified by dispatch of the Chief Executive.-------------------------------------------------------------------------------------------------
---Four. The Government may resort to the guarantee provided under this clause regardless of a prior court decision, whenever the concessionaire does not fulfill its commitments and obligations, under the terms of the law and of this concession contract.--------------------------------
---Five. Whenever the Government resorts to the guarantee provided under this clause, the concessionaire undertakes that its dominant shareholder or its shareholders carry out, within fifteen days starting from the date on which it is notified of the order issued by occasion of the recourse to the guarantee, all the necessary actions to reinstate the full amount of the guarantee.--
---Six. The terms and conditions of the guarantee provided under this clause cannot be altered without authorization from the Government.---------------------------------------------------------------
---CHAPTER XIII---------------------------------------------------------------------------------------------
---SUPERVISION OF THE PERFORMANCE OF THE CONCESSIONAIRE'S OBLIGATIONS-----------------------------------------------------------------------------------------------
---Article 67-----------------------------------------------------------------------------------------------------
---Supervision, inspection and monitoring by the Government--------------------------------------
---One. The power to supervise, inspect and monitor the performance of the concessionaire's obligations shall be exercised by the Government, namely through the DICJ and the FSB.---------
---Two. For the due purposes, the concessionaire undertakes, whenever such is requested by the Government, and without need for prior notice, to allow the Government, or any other entity appointed by the latter, duly authorized for the purpose and identified, free access to any part of the facilities of the concessionaire, as well as free access to and exam of the accounts or books of the concessionaire, including any transactions, books, minutes, accounts and other records or documents, the statistics and records of management used, also providing the Government or entity authorized by it with the information they deem necessary.---------------------------------------
---Three. The concessionaire undertakes to accept and comply with the Government's determinations issued within the scope of the inspection and supervision powers, namely the DICJ instructions, including those relating to the eventual suspension of casino operations.--------
---Four. The operation of the concession is subject to the permanent supervision and inspection of the DICJ in accordance with the provisions of the applicable laws.----------------------------------
---Five. The concessionaire undertakes to be subject, every 3 years, to a review by the DICJ regarding compliance with the concession contract in general, having the former, in the event that the results of the review reveal a lack of proactivity in the compliance with what is stipulated in the concession contract or also non-compliance with it, to proceed with the improvement of such situations within the deadline set by the Secretary for Economy and Finance, pursuant to Article 22.1.11 of Law 16/2001.------------------------------------------------------------------------------
---Article 68-----------------------------------------------------------------------------------------------------
---Daily supervision of gross revenue from the gaming operation-----------------------------------
---The concessionaire is subject to daily supervision by the Government, through the DICJ, of its gross revenue from gaming operations, in accordance with the law.------------------------------------
---CHAPTER XIV---------------------------------------------------------------------------------------------
---GENERAL DUTIES OF COOPERATION-----------------------------------------------------------
---Article 69-----------------------------------------------------------------------------------------------------
---General duty of cooperation of the Government-----------------------------------------------------
---The Government undertakes to cooperate with the concessionaire in order to enable the fulfillment by the latter of its legal and contractual obligations.-----------------------------------------
---Article 70-----------------------------------------------------------------------------------------------------
---General duty of cooperation of the concessionaire--------------------------------------------------
---For the purposes of the provisions of this concession contract, the concessionaire undertakes to cooperate with the Government, being obligated to present any documents and provide any information, data, authorizations or evidence that are requested from it for such purpose.----------
---CHAPTER XV----------------------------------------------------------------------------------------------
---OTHER DUTIES OF THE CONCESSIONAIRE---------------------------------------------------
---Article 71-----------------------------------------------------------------------------------------------------
---Operation of the casinos and other premises and adjacent facilities-----------------------------
---The Concessionaire undertakes to operate in a normal way all parts of in the casinos and other premises and adjacent facilities assigned to the operation of the concession for the purposes they are intended or that are authorized.---------------------------------------------------------------------------
---Article 72-----------------------------------------------------------------------------------------------------

---General duties of the concessionaire--------------------------------------------------------------------
---One. It is special obligation of the concessionaire to promote and demand from all the entities that are contracted for the development of activities integrated in the concession the compliance with all the rules of good organization and operation and special security measures in relation to the costumers, to its casinos and to its workers and other people that perform functions therein.---
---Two. The concessionaire undertakes to contract, to develop the activities included in the concession, entities that are duly licensed and authorized and that have adequate technical and professional capacity for the purpose.------------------------------------------------------------------------
---Three. It is special obligation of the concessionaire to promote and demand from all the entities that are contracted for the development of activities integrated in the concession the compliance with all the rules of good organization and operation and special security measures in relation to the costumers, to its casinos and to its workers and other people that perform functions therein.------------------------------------------------------------------------------------------------------------
---Four. The concessionaire undertakes to execute the plans relating to social responsibility in accordance with the content and the criteria of the award proposal submitted by the concessionaire in the capacity of bidder to the public tender for the granting of concessions for the operation of casino games of chance, namely in the following areas:------------------------------
---1) Support to the development of local small and medium enterprises;------------------------------
---2) Support to the development of the diversification of local industries;----------------------------
---3) Guarantee of the labor rights, especially concerning the guarantee of labor claims, on-the-job training and professional upward mobility for local employees, as well as the providence scheme aimed to protect the employees;---------------------------------------------------------------------
---4) Employment of disabled and rehabilitated individuals;---------------------------------------------
---5) Support to the public interest activities;---------------------------------------------------------------
---6) Support for activities of an educational, scientific and technological, environmental protective, cultural and sporting nature, among others.----------------------------------------------------
---Five. The concessionaire undertakes to draw up, within the deadline set by the Government, a professional training plan for workers who will perform functions in the activities included in the concession and deliver any other additional documents or information.--------------------------------
---Article 73-----------------------------------------------------------------------------------------------------
---Adherence to the non-mandatory central providence scheme------------------------------------
---The concessionaire undertakes to adhere to the non-mandatory central providence scheme, established by Law 7/2017 (Non-mandatory central providence scheme).-----------------------------
---Article 74-----------------------------------------------------------------------------------------------------
---Other authorizations from the Government----------------------------------------------------------

---The replacement, cancellation or modification of supporting documents and records relating to the activity of the concessionaire or the acquisition of equipment and material for gaming requires authorization from the Government.---------------------------------------------------------------
---Article 75-----------------------------------------------------------------------------------------------------
---Government authorizations and approvals-----------------------------------------------------------
---Authorizations and approvals from the Government and any possible refusals, do not exempt the concessionaire from the punctual fulfillment of the obligations undertaken in this concession contract, nor imply the assumption, by the Government, of any responsibilities, except when the latter’s actions have imposed charges or caused special and abnormal losses to the concessionaire.--------------------------------------------------------------------------------------------------
---CHAPTER XVI---------------------------------------------------------------------------------------------
---RESPONSIBILITY OF THE CONCESSIONAIRE------------------------------------------------
---Article 76-----------------------------------------------------------------------------------------------------
---Civil liability towards the grantor [MSAR]-----------------------------------------------------------
---The concessionaire is liable towards the grantor [MSAR] for any damage resulting from the partial or total non-fulfillment of the concessionaire's legal or contractual obligations due to facts attributable to the concessionaire.----------------------------------------------------------------------------
---Article 77-----------------------------------------------------------------------------------------------------
---Exoneration of the grantor [MSAR] from the non-contractual liability of the concessionaire towards third parties----------------------------------------------------------------------
---One. The grantor [MSAR] neither assumes nor shares any liability that may arise for the concessionaire from acts performed by it or on its behalf that involve or may involve civil or other liability.----------------------------------------------------------------------------------------------------
---Two. The concessionaire will also be responsible, under the general terms of the principal-commissioner relationship, for the damages caused by the entities contracted by it for the development of the activities included in the concession.-------------------------------------------------
---CHAPTER XVII-------------------------------------------------------------------------------------------
---SUBJECTIVE MODIFICATIONS IN THE CONCESSION-------------------------------------
---Article 78-----------------------------------------------------------------------------------------------------
---Assignment of the contractual position, encumbrance, conveyance [“trespasse”] and transfer----------------------------------------------------------------------------------------------------------
---One. Without prejudice of the provisions set forth in Article 5.3 of Law 7/2022, the concessionaire undertakes not to assign, convey, transfer or in any way encumber, in whole or in part, expressly or tacitly, formally or informally, the right to operate a casino or a gaming area, or to partially transfer or assign the legal rights and obligations relating to casino games of chance or the contractual position of the concessionaire to third parties, or carry out any legal transaction to achieve identical result.-------------------------------------------------------------------------------------
---Two. An act committed in violation of the provisions of the precedent clause, and without prejudice to other applicable sanctions or penalties, entails the payment to the MSAR of the following penal clauses:----------------------------------------------------------------------------------------
---1) In case of assignment, conveyance or transfer of the right of operation of all of a casino or gaming area, in whole - MOP 2,000,000,000.00 (two billion patacas);---------------------------------
---2) In case of assignment, conveyance or transfer of the right of operation of a part of a casino or gaming area, in part - MOP 1,000,000,000.00 (one billion patacas); and---------------------------
---3) In case of encumbrance over the right of operation of a casino or a gaming area, in whole or in part - MOP 600,000,000.00 (six hundred million patacas).--------------------------------------------
---4) In case of transfer or assignment, in part, of legal rights and obligations or of the contractual position in the concession of casino games of chance to third parties or the practice of any legal transaction that aims to achieve the same purposes - MOP 600,000,000.00 (six hundred million patacas).----------------------------------------------------------------------------------------------------------
---Article 79-----------------------------------------------------------------------------------------------------
---Prohibition of subconcession-----------------------------------------------------------------------------
---One. The concessionaire cannot grant a subconcession of the concession, in whole or in part, or carry out any legal transaction that aims to achieve identical result.---------------------------------
---Two. An act committed in violation of the provisions of the precedent clause, and without prejudice to other applicable sanctions or penalties, entails the payment to the MSAR of the following penal clauses:----------------------------------------------------------------------------------------
---1) In case of subconcession, in whole - MOP 1,000,000,000.00 (one billion patacas);------------
---2) In case of subconcession, in part: MOP 600,000,000.00 (six hundred million patacas).-------
---CHAPTER VIII---------------------------------------------------------------------------------------------
---NON-FULFILLMENT OF CONTRACT-------------------------------------------------------------
---Article 80-----------------------------------------------------------------------------------------------------
---Non-fulfillment of contract-------------------------------------------------------------------------------
---One. Without prejudice to the provisions of Article 81 and 82, the non-fulfillment attributable to the concessionaire of the duties and obligations arising from the legislation or from this concession contract or from the Government's determinations subjects the concessionaire to the application of sanctions or penalties legally or contractually foreseen.---------------------------------
---Two. The concessionaire is exempted from the responsibility referred to in the preceding clause in cases of force majeure or other facts that are provenly not attributable to it, but only in the strict extent that punctual and complete fulfillment has been effectively prevented.-------------

---Three. Only unpredictable and irresistible events, external to the concessionaire and which effects are produced independently of the will or personal circumstances of the same, namely, acts of war, terrorism, alteration of the public order, epidemics, atomic radiation, fire, lightning, severe floods, cyclones, tropical storms, earthquakes and other natural cataclysms that directly affect the activities included in the concession, are considered to be cases of force majeure, with the consequences set out in the following clause.----------------------------------------------------------
---Four. The concessionaire undertakes to immediately communicate to the Government the occurrence of any case of force majeure, as well as, in the shortest possible time, to point out the obligations arising from this concession contract which fulfillment, in its opinion, is being prevented due to such occurrence, as well as, if such is the case, the measures it intends to put in place in order to mitigate the impact of the said event and/or regularize the fulfillment of those obligations.-------------------------------------------------------------------------------------------------------
---Five. In any of the cases referred to in clause 3, the concessionaire undertakes to rebuild and/or restore the damaged goods to the state in which they were, in the shortest possible time, thus re-establishing the proper operation of the casino games of chance; if the concessionaire has no economic interest in the reconstruction and/or replacement of the aforementioned assets, it undertakes to transfer the insurance amount to the grantor [MSAR].-----------------------------------
---CHAPTER XIX---------------------------------------------------------------------------------------------
---RESCISSION, EXTINCTION AND SUSPENSION OF THE CONCESSION---------------
---Article 81-----------------------------------------------------------------------------------------------------
---Rescission-----------------------------------------------------------------------------------------------------
---Pursuant to the terms of article 45 of Law 16/2001, the concession for the operation of casino games of chance may be rescinded by the Chief Executive, after being heard the Specialized Commission for the Games of Fortune or Chance Sector, for the following reasons:-----------------
---1) Rescission for threat to the national security or the MSAR security;------------------------------
---2) Rescission by agreement between the MSAR and the concessionaire;---------------------------
---3) Redemption;-----------------------------------------------------------------------------------------------
---4) Rescission due to non-fulfillment of the obligations, by the concessionaire;--------------------
---5) Rescission for reasons of public interest;--------------------------------------------------------------
---6) Rescission due to lack of suitability referred to in article 14 of Law 16/2001, on the part of the concessionaire.----------------------------------------------------------------------------------------------
---Article 82-----------------------------------------------------------------------------------------------------
---Termination by mutual agreement---------------------------------------------------------------------
---One. The Government and the concessionaire may, at any time, terminate this concession contract by mutual agreement.--------------------------------------------------------------------------------

---Two. The Concessionaire shall be fully responsible for the cessation of the effects of any contracts to which it is a party and the MSAR does not assume any responsibility in this matter, unless expressly agreed otherwise.---------------------------------------------------------------------------
---Article 83-----------------------------------------------------------------------------------------------------
---Redemption [“Resgate”]----------------------------------------------------------------------------------
---One. Unless otherwise provided by law, the Government may, starting from the 8th year of the concession, redeem it, by notification to the concessionaire, by registered letter without acknowledgment of receipt, at least 1 year in advance.----------------------------------------------------
---Two. Trough the redemption, the grantor [MSAR] assumes all rights and obligations of the concessionaire arising from legal transactions validly entered into by the concessionaire before the date of notification referred to in the preceding clause.-----------------------------------------------
---Three. The obligations contracted by the concessionaire by virtue of the contracts it has entered into, after the notification referred to in clause 1, are only assumed by the grantor [MSAR] when such contracts have obtained, prior to their execution, the authorization of the Government.-----------------------------------------------------------------------------------------------------
---Four. The assumption by the grantor [MSAR] of obligations contracted by the concessionaire is made without prejudice to the right of recourse for the obligations contracted by the concessionaire that exceed the normal management of the concession.---------------------------------
---Five. Once the concession has been redeemed, the concessionaire is entitled, under the terms of Article 46.2 of Law 16/2001, to a fair and equitable compensation corresponding to the benefits it failed to obtain as a consequence of the redemption in the projects included in the Investment Plan attached to this concession contract. Of the amount of the compensation, the part relating to works projects shall correspond to the value of the income from such works projects, obtained in the fiscal year prior to the one in which the redemption is carried out, before deducting interest, depreciation and amortization, multiplied by the number of years remaining until the end of the term of the concession.-----------------------------------------------------------------
---Article 84-----------------------------------------------------------------------------------------------------
---Temporary administrative possession [“Sequestro”]-----------------------------------------------
---One. When the cessation or interruption of the operation of the concession by the concessionaire, total or partial, unauthorized and not due to a case of force majeure, occurs or is imminent or there are serious disturbances or deficiencies in the organization and operation of the concessionaire or in the general condition of the facilities and equipment, susceptible of compromising the regular operation of the concession, the Government may substitute the concessionaire, directly or with recourse to third parties, ensuring the operation of the concession and promoting the execution of the measures necessary to ensure the object of this concession contract, for the time that the cessation or interruption or if the disturbances and deficiencies persist.------------------------------------------------------------------------------------------------------------
---Two. During the temporary administrative possession, the expenses necessary for the maintenance and normalization of the operation of the concession are borne on the account of the concessionaire and the Government may, for this purpose, resort to the guarantee for fulfillment of the legal or contractual obligations of the concessionaire and to the guarantee provided by the dominant shareholder of the concessionaire.----------------------------------------------------------------
---Three. As soon as the reasons for the temporary administrative possession cease and the Government deems it opportune, the concessionaire is notified to resume, within the deadline set, the normal operation of the concession.---------------------------------------------------------------------
---Four. If the concessionaire is unwilling or unable to resume the operation of the concession or if, having done so, serious disruptions or deficiencies in its organization and operation continue to occur, the Government may declare the unilateral rescission for non-fulfillment of this concession contract.--------------------------------------------------------------------------------------------
---Article 85-----------------------------------------------------------------------------------------------------
---Rescission due to non-fulfillment of the obligations ------------------------------------------------
---One. The Chief Executive may terminate the concession for the operation of casino games of chance, by unilateral termination, in the event of non-fulfillment of obligations arising from the legislation or from this concession contract to which the concessionaire is bound.-------------------
---Two. The following constitute, in special, reasons for unilateral rescission of this concession contract:----------------------------------------------------------------------------------------------------------
---1) Deviation from the object of the concession, either through the operation of unauthorized games, or through the exercise of activities excluded from the concessionaire's corporate object;
---2) The abandonment of the operation of the concession or its unjustified suspension for a period greater than 7 consecutive days or 14 nonconsecutive days in a calendar year;---------------
---3) The total or partial transfer of the right of operation, temporary or definitive, made in breach of what is established in the concession regime referred in Article 6;--------------------------
---4) The non-payment of taxes, premiums, contributions or other remunerations provided for in the concession regime referred to in Article 6, owed to the grantor [MSAR] and not contested within the legal deadline;--------------------------------------------------------------------------------------
---5) The refusal or impossibility of the concessionaire to resume the concession under the terms of paragraph 4 of the preceding clause or, when it has done so, if the situations that motivated the temporary administrative possession continue;-------------------------------------------------------------
---6) The repeated opposition to the exercise of supervision and inspection or repeated disobedience to Government determinations, namely to the DICJ instructions;-----------------------

---7) The systematic non-compliance with fundamental obligations contained in the concession regime referred to in Article six;------------------------------------------------------------------------------
---8) The failure to provide or reinforce the bonds or guarantees foreseen in this concession contract within the set terms and deadlines;-----------------------------------------------------------------
---9) The bankruptcy or insolvency of the concessionaire;------------------------------------------------
---10) The practice of serious fraudulent activity aimed at harming the public interest;--------------
---11) The serious and repeated violation of the rules of execution for the practice of casino games of chance or of the integrity of the casino games of chance;-------------------------------------
---12) The non-compliance with the investment amount and the respective criteria foreseen in this concession contract, within the deadline set by the Secretary for Economy and Finance.-------
---Three. Without prejudice to the provisions of Article 88, if one of the situations referred to in the preceding clause or any other that, under the terms of this clause, may motivate the unilateral rescission due to non-fulfillment of this concession contract occurs, the Government shall notify the concessionaire to, within the deadline set, fully comply with its obligations and correct or repair the consequences of its acts, except in the case of an irremediable violation.------------------
---Four. If the concessionaire does not fulfill its obligations or does not correct or repair the consequences of its acts, in the terms determined by the Government, the latter may unilaterally rescind this concession contract by notifying the concessionaire and may also notify such intention, in writing, to the entities that guaranteed the financing of the investments and obligations undertaken by the concessionaire, under the terms and for the purposes of the provisions of the concession regime referred to in Article 6, regarding the financial capacity.------
---Five. The communication to the concessionaire of the decision to rescind referred to in the preceding clause takes immediate effect, regardless of any other formality.---------------------------
---Six. In cases of substantiated emergency that cannot undergo the delays in the procedure for remedying the non-fulfilment provided for in clause 3, the Government may, without prejudice to the observance of such procedure and the observance of the provisions of clause 4, immediately proceed to the temporary administrative possession of the concession in the terms defined in the preceding article.-------------------------------------------------------------------------------
---Seven. The unilateral rescission for non-fulfillment of this concession contract, under the terms of this article, gives rise to the obligation to compensate of the concessionaire and the compensation is calculated in the general terms of law.---------------------------------------------------
---Eight. Unilateral rescission for non-fulfillment of this concession contract implies the immediate and free reversion, free of any encumbrances or charges for the grantor [MSAR] of the casinos in question, as well as of the gaming equipment and utensils, even if they are located outside of those.-------------------------------------------------------------------------------------------------
---Article 86-----------------------------------------------------------------------------------------------------

---Extinction----------------------------------------------------------------------------------------------------
---One. The concession for the operation of casino games of chance and the concession contract for the operation of casino games of chance are extinguished by the expiry of the term of the concession, extinguishing the contractual relations existing between the Parties, without prejudice to the clauses of this concession contract that last beyond the end of the term of the concession.-------------------------------------------------------------------------------------------------------
---Two. Upon verification of the extinction under the terms of the precedent clause, the concessionaire shall be entirely responsible for the cessation of the effects of any contracts to which it is a party, not assuming the grantor [MSAR] any responsibility in this matter.-------------
---CHAPTER XX----------------------------------------------------------------------------------------------
---REVISIONS AND ALTERATIONS TO THE CONTRACT-------------------------------------
---Article 87-----------------------------------------------------------------------------------------------------
---Revisions to the concession contract--------------------------------------------------------------------
---One. This concession contract may be revised after consultations between the Government and the concessionaire, in accordance with the law.------------------------------------------------------------
---Two. The revision of this concession contract, as well as any addendum to it, follows the formalities set out in article 91 of Administrative Regulation 26/2001.---------------------------------
---CHAPTER XXI---------------------------------------------------------------------------------------------
---PRE-LITIGATION PHASE -----------------------------------------------------------------------------
---Article 88-----------------------------------------------------------------------------------------------------
---Consultations in pre-litigation phase-------------------------------------------------------------------
---One. The Parties undertake to carry out consultations whenever questions or disagreements arise between them on the matters of validity, application, execution, interpretation or integration of rules governing the present concession contract.--------------------------------------------------------
---Two. The questions raised do not exempt the concessionaire from the punctual and full compliance with the provisions of this concession contract and of the Government determinations that, within its scope, are communicated to the concessionaire, nor allow any interruption of the development of any aspect of the concessionaire’s activity, which must continue to be processed in accordance with the terms in force on the date of submission of the question.----------------------------------------------------------------------------------------------------------
---Three. The provision of the preceding clause regarding compliance with Government determinations by the concessionaire also applies to successive determinations on the same matter, even if issued after the consultations start date, provided that the first of these successive determinations has been communicated to the concessionaire prior to that date.---------------------
---CHAPTER XXII--------------------------------------------------------------------------------------------
---FINAL PROVISIONS-------------------------------------------------------------------------------------

---Article 89-----------------------------------------------------------------------------------------------------
---Obtaining of licenses, permits or authorizations-----------------------------------------------------
---One. This concession contract does not exempt the concessionaire from applying for, paying for and/or endeavor to obtain all licenses, permits or authorizations necessary for the exercise of any aspect of its activity or to the compliance with the obligations set forth in this concession contract, nor from observing or fulfilling all the requirements necessary to obtain and maintain them in force.----------------------------------------------------------------------------------------------------
---Two. The concessionaire must immediately inform the Government in the event that any licenses, permits or authorizations referred to in the preceding clause are withdrawn, expire, are suspended or revoked or for any reason cease to be effective, indicating from the start what measures it has taken or will take to reinstate or reactivate such licenses, permits or authorizations.---------------------------------------------------------------------------------------------------
---Three. No articles and clauses of this concession contract can be understood as a substitute for the need to obtain any license, permit or authorization legally or contractually foreseen.------------
---Article 90-----------------------------------------------------------------------------------------------------
---Industrial and intellectual property rights------------------------------------------------------------
---One. The concessionaire undertakes to respect, in the operation of its business, the industrial and intellectual property rights under the terms of the law in force in the MSAR, being its sole responsibility, the effects resulting from its violation.-----------------------------------------------------
---Two. The licenses, permits or authorizations granted to the concessionaire, namely those relating to the fulfillment of the Investment Plan attached to this concession contract, presuppose that all industrial and intellectual property rights have been respected by the concessionaire.------
---Three. The concessionaire transfers to the grantor [MSAR], free of charge, all its studies, projects, plans, documents and other materials, of whatever nature, that prove to be necessary or useful for the performance of the function’s incumbent upon the grantor [MSAR] under the terms of this concession contract, or for the exercise of the rights that assist the latter under the terms of the same.-----------------------------------------------------------------------------------------------
---Four. Upon request of the grantor [MSAR], the concessionaire undertakes to prepare any type of document or statement with the aim of confirming or registering the rights referred to in the preceding clause.------------------------------------------------------------------------------------------------
---Five. If the concessionaire does not resolve any existing disputes with third parties regarding possible violations of the industrial or intellectual property rights assigned or to be assigned to the grantor [MSAR] under the terms of this article, the grantor [MSAR] may always intervene in their defense, with the concessionaire committing to provide all the assistance required for this purpose.-----------------------------------------------------------------------------------------------------------
---Article 91-----------------------------------------------------------------------------------------------------

---Notifications, communications, notices, authorizations and approvals-------------------------
---One. The notifications, communications, notices, authorizations and approvals referred to in this concession contract, unless otherwise provided, shall be made in writing and sent:-------------
---1) By hand, as long as proven by protocol;---------------------------------------------------------------
---2) By fax, as long as proven by transmission receipt;---------------------------------------------------
---3) By registered mail without acknowledgement of receipt.-------------------------------------------
---Two. The authorizations to be granted by the Government are always prior and may impose conditions.--------------------------------------------------------------------------------------------------------
---Three. The failure to respond to a request for authorization and for approval or other request, made by the concessionaire, has as result its rejection.----------------------------------------------------
---Four. For the purposes of this concession agreement, the following addresses and fax reception posts are considered to be the domiciles of the Parties:----------------------------------------
---The Government of the Macau Special Administrative Region: -------------------------------------
---Gaming Inspection and Coordination Bureau -----------------------------------------------------------
---Av. da Praia Grande, China Plaza, nos. 762-804, 12th Floor, Macau--------------------------------
---Fax: 28370296------------------------------------------------------------------------------------------------
---Concessionaire: Venetian Macau Limited----------------------------------------------------------------
---Address: Estrada da Baía de Nossa Senhora da Esperança, The Venetian Macao, Executive Offices - L2, Taipa--------------------------------------------------------------------------------------------
---Fax: 28883381------------------------------------------------------------------------------------------------
---Five. The Parties may change the addresses and fax reception posts indicated in the preceding clause, by prior communication addressed to the other Party.--------------------------------------------
---Article 92-----------------------------------------------------------------------------------------------------
---Prohibition of practices restrictive of competition---------------------------------------------------
---One. The concessionaire undertakes to exercise its activity in healthy and fair competition, with respect for the principles inherent to a market economy.--------------------------------------------
---Two. The concessionaire undertakes not to enter into agreements and not to exercise concerted practices, whatever form they may take, together with other concessionaires operating in the MSAR or with companies belonging to the respective groups, which are susceptible of preventing, restricting or distorting competition.-----------------------------------------------------------
---Three. The concessionaire undertakes not to abuse a dominant position in the market or in a substantial part of it, which is susceptible of preventing, restricting or distorting competition.-----
---Article 93-----------------------------------------------------------------------------------------------------
---Gaming promotors-----------------------------------------------------------------------------------------

---Towards the Government, the concessionaire is responsible for the activity carried out in the casinos by the gaming promoters registered with it, as well as of the directors, key employees and collaborators of these gaming promoters, and for this purpose must supervise their activity.--
---Article 94-----------------------------------------------------------------------------------------------------
---Promotion of the premises of the concessionaire-----------------------------------------------------
---One. Subject to the provisions of article 42-A of Law 16/2001, the concessionaire undertakes to conduct, in and out of the MSAR, publicity and marketing campaigns of its premises.-----------
---Two. The Government and the concessionaire undertake to articulate their actions and publicity and marketing campaigns with the actions and campaigns to promote Macau abroad.----
---Three. The concessionaire undertakes not to allow, without authorization from the Government, the use of images or wide contextual references, of its casinos and other premises and annexes assigned to the operation of the concession, on websites or addresses on the Internet or in any other place, intended to promote interactive games.--------------------------------------------
---Article 95-----------------------------------------------------------------------------------------------------
---Elements incorporated in the concession contract---------------------------------------------------
---The award proposal submitted by the concessionaire in the capacity of bidder to the public tender for the granting of concessions for the operation of casino games of chance, opened by the Order of the Chief Executive Dispatch. 136/2022, shall be deemed as being incorporated in this concession contract, in all that is not expressly or implicitly contradicted by this contract.----------
---Article 96-----------------------------------------------------------------------------------------------------
---Chips to be used in the operation of the concession-------------------------------------------------
---One. The acquisition of chips by the concessionaire is subject to authorization from the Gaming Inspection and Coordination Bureau [DICJ].-----------------------------------------------------
---Two. The circulation of chips is subject to authorization from the Secretary for Economy and Finance, who may set the maximum limit for the total amount of chips in circulation.--------------
---Three. The concessionaire undertakes to guarantee the coverage, by cash or credit title, of the chips that are in circulation.-----------------------------------------------------------------------------------
---Four. The concessionaire undertakes to maintain a solvency ratio, set up provisions and observe other prudential rules to be indicated from time to time by the Government on the total number of chips released into circulation, in cash or through titles with a high degree of liquidity, to guarantee their immediate payment.----------------------------------------------------------------------
---Article 97-----------------------------------------------------------------------------------------------------
---Confidentiality----------------------------------------------------------------------------------------------
---One. Documents produced by the Government or by the concessionaire, in fulfillment of the provisions of the concession regime referred to in Article 6 are confidential and may only be made available to third parties with the authorization of the other Party.-------------------------------

---Two. The Government and the concessionaire undertake to take the necessary actions to ensure that, respectively, the employees of the Public Administration of the MSAR and the employees of the concessionaire are bound by the duty of secrecy.-------------------------------------
---Three. The Government and the concessionaire undertake to impose the duty of secrecy on other persons who have had or may have access to confidential documents, namely through consultancy contracts, service provision contracts or others.---------------------------------------------
---Four. The concessionaire undertakes to keep confidential all the content of this concession contract, including any documents that may make known the content of the contract, and may only reveal them to third parties with Government authorization.---------------------------------------
---Five. The provisions set out in clause 1 and in the preceding clause do not apply to the documents, information or elements requested, with justified grounds, by the competent judiciary entity, by the regulatory agency for the activity of operation of casino games of chance in another jurisdiction or by the regulatory agency for the securities market, undertaking the concessionaire to inform the respective fact to the Government.-----------------------------------------------------------
---Six. The provisions set forth in clause 1 and 4 do not apply to the documents, information or elements that, in the concessionaire's opinion, are subject to being delivered to financial entities, investors, lawyers, external accountants qualified to practice the profession, auditors or advisors, but the concessionaire undertakes to ensure that these persons have the same duty of secrecy towards third parties.-------------------------------------------------------------------------------------------
---Seven. Having obtained the authorization indicated in clause 4, the concessionaire undertakes to carry out all the necessary actions to ensure that other persons or entities who have known or come to know the content of this concession contract, including any documents that may make known the content of the contract, are bound by the duty of secrecy.-----------------------------------
---Eight. The provisions of this article do not affect the application of the provisions of Article 48-N of Law 16/2001.------------------------------------------------------------------------------------------
---Article 98-----------------------------------------------------------------------------------------------------
---Complaints Book-------------------------------------------------------------------------------------------
---One. The concession undertakes to create and keep available to the casino costumers a specific complaints book for complaints relating to the operation of casino games of chance.----------------
---Two. The concessionaire shall post notices in the casinos, in a visible manner, regarding the existence of complaints book.---------------------------------------------------------------------------------
---Three. The concessionaire undertakes to submit to the Government, within forty-eight hours, the content of the complaints written in the complaints book, together with a report of the concessionaire regarding the same.---------------------------------------------------------------------------
---Four. Complaints books may take the form of electronic support.-----------------------------------
---CHAPTER XXIII------------------------------------------------------------------------------------------

---TRANSITIONAL PROVISIONS-----------------------------------------------------------------------
---Article 99-----------------------------------------------------------------------------------------------------
---Investment plan – 2023------------------------------------------------------------------------------------
---The concessionaire undertakes to submit to the Government, in March 2023, for approval by the Government, the proposal for execution of specific investment project of the same year to implement the Investment Plan attached to the present concession contract, being applied, for the purpose, with the necessary adaptations, the provisions of Article 38.----------------------------------
---Article 100----------------------------------------------------------------------------------------------------
---Declaration related with the duty of cooperation----------------------------------------------------
---The concessionaire undertakes to endeavor in order to obtain and submit to the DICJ, within the deadline of fifteen days starting from the granting of this concession contract, a declaration signed by the shareholders holding 5% or more of its share capital, of its directors and key employees, as well as of its ultimate dominant shareholders, under which they accept to fulfill the special duties of cooperation with the Government and undertake to submit any documents and provide any information, data, authorizations or evidence that for such purpose is requested from them.-------------------------------------------------------------------------------------------------------
---Article 101----------------------------------------------------------------------------------------------------
---Effectiveness-------------------------------------------------------------------------------------------------
---This concession contract, written in both official languages, becomes effective on January 1, 2023.--------------------------------------------------------------------------------------------------------------
---And so they signed. ----------------------------------------------------------------------------------------
---According to the debt certificate issued by the Financial Services Bureau, Party B is not the debtor of the warehouse in the Macao Special Administrative Region----------------------------------
---For this notarization, the stamp fee is one hundred patacas (MOP 100.00) according to Article 24 of the "General Form of Stamp Fee Payment". The handling fee is one million and eight thousand six hundred patacas (MOP 1,008,600.00), and all fees are paid by Party B with the payment receipt, which has been deposited.----------------------------------------------------------------
---The archived documents mentioned in this contract are all stored in the file No. 35273 of the Notary Office of the Financial Bureau.----------------------------------------------------------------------
---The content of this contract has been read aloud and explained to both parties present at the same time.--------------------------------------------------------------------------------------------------------

Signature

/S/ HO IAT SENG
Ho Iat Seng

/S/ WONG YING WAI
Wong Ying Wai

/S/ HO IM MEI
Ho Im Mei
Conta 607

Attachment to the Concession Contract
Investment Plan

The concessionaire promises to implement the investment project according to the tender submitted when participating in the Public Tender for the Granting of Concessions for the Operation of Casino Games of Chance. The total investment budget is MOP 30.239 billion, these including the investment in gaming and non-gaming projects, particularly in the following areas: (1) Attracting International Visitors; (2) MICE; (3) Entertainment; (4) Sporting Events; (5) Cultural and Art; (6) Health and Wellness; (7) Themed Attractions; (8) City of gastronomy; (9) Community Tourism; (10) Maritime Tourism; (11) Others.